Product supplement no. 158-A-I To prospectus dated November 21, 2008 and prospectus supplement dated November 21, 2008	Registration Statement No. 333-155535 Dated January 5, 2009 Rule 424(b)(2)

Principal Protected Notes Linked to the JPMorgan Efficiente (USD) Index

General

  JPMorgan Chase & Co. may offer and sell principal protected notes linked to the JPMorgan Efficiente (USD) Index from time to time. This product supplement no. 158-A-I describes terms that will apply generally to the principal protected notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to the JPMorgan Efficiente (USD) Index as described below.
  Unless otherwise specified in the relevant terms supplement, full principal protection if the notes are held to maturity.
  Unless otherwise specified in the relevant terms supplement, cash payment at maturity of principal (or a portion of principal if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount*.
  The Additional Amount* will depend on the Index Return and the specific terms of the notes as set forth in the relevant terms supplement. Unless otherwise specified, the Additional Amount* per $1,000 principal amount note will equal (A) $1,000 x the Index Return x the Participation Rate, but will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable, or (B) an amount calculated according to the formula in clause A, unless the Index closing level exceeds a specified level (which we refer to as the Knock-Out Level) on one of the trading days specified in the relevant terms supplement, in which case the Additional Amount* will equal $1,000 x the Knock-Out Rate, or (C) if the Ending Index Level is greater than or equal to the Initial Index Level, a fixed amount specified in the relevant terms supplement (which amount we refer to as the Fixed Payment) and otherwise zero (or the Minimum Return, if applicable).
  In addition to a cash payment at maturity of the applicable principal amount plus the Additional Amount*, if any, the notes may pay interest prior to maturity, as specified in the relevant terms supplement.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-70.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Index, any of the Basket Constituents that compose the Index or any of the securities or futures contracts underlying the Basket Constituents.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Index:

The JPMorgan Efficiente (USD) Index (the “Efficiente Index” or the “Index”). The Index is a notional dynamic basket that tracks the excess returns of a portfolio of nine indices which represent a diverse range of asset classes and geographic regions.

Payment at Maturity:

Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 (or, $1,000 x Partial Principal Protection Percentage, if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount*, which may be zero (or may equal the Minimum Return, if applicable).

Additional Amount* (Notes with neither a Knock-Out Level nor a Fixed Payment):

For notes with neither a Knock-Out Level nor a Fixed Payment, the Additional Amount* per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement, $1,000 x the Index Return x the Participation Rate; provided that the Additional Amount* will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

Additional Amount* (Notes with a Knock-Out Level):	For notes with a Knock-Out Level, the Additional Amount* per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement:
	(1)	If the Index closing level is less than the Knock-Out Level on each of the trading days specified in the relevant terms supplement, $1,000 x the Index Return x the Participation Rate; provided that the Additional Amount* will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable; or
	(2)	If the Index closing level is greater than or equal to the Knock-Out Level on any of the trading days specified in the relevant terms supplement, which we refer to as a Knock-Out Event, $1,000 x the Knock-Out Rate.
Additional Amount* (Notes with a Fixed Payment):	For notes with a Fixed Payment, the Additional Amount* per $1,000 principal amount note paid at maturity will equal:
	(1)	If the Ending Index Level is greater than or equal to the Initial Index Level, an amount specified in the relevant terms supplement, which we refer to as the Fixed Payment; or
	(2)	If the Ending Index Level is less than the Initial Index Level, zero (or the Minimum Return, if applicable).
Minimum Return:	If applicable, then the amount specified as the Minimum Return in the relevant terms supplement.

(continued on next page)

Investing in the Principal Protected Notes involves a number of risks. See “Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 158-A-I, the accompanying prospectus supplement and prospectus or terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

January 5, 2009

Key Terms (continued)

Maximum Return:

If applicable, then the Additional Amount* will equal no more than the amount specified as the Maximum Return in the relevant terms supplement.

* Subject to the impact of a commodity hedging disruption event as described under “General Terms of Notes—Market Disruption Events” and “General Terms of Notes—Consequences of a Commodity Hedging Disruption Event.” In the event of a commodity hedging disruption event, we have the right, but not the obligation, to cause the note calculation agent to determine the value of the Additional Amount payable upon maturity prior to, and without regard to the level of the Index on, the Observation Date or any of the Ending Averaging Dates, as the case may be.

Other Terms:

In each case if applicable, the Participation Rate, Knock-Out Level, Knock-Out Rate, Fixed Payment, Interest Rate, Partial Principal Protection Percentage, Interest Period, Interest Determination Dates and/or Interest Payment Date(s) will be set forth in the relevant terms supplement.

Index Return:	Unless otherwise specified in the relevant terms supplement:
Ending Index Level – Initial Index Level Initial Index Level
Initial Index Level:

The Index closing level on the pricing date, or such other date or dates as specified in the relevant terms supplement, or the arithmetic average of the Index closing levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Ending Index Level:

The Index closing level on the Observation Date, or the arithmetic average of the Index closing level on each of the Ending Averaging Dates, or such other date or dates as specified in the relevant terms supplement.

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes—Payment at Maturity.”

Index Valuation Date(s):

The Index closing level will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Index Valuation Dates in this product supplement. Any Index Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes—Payment at Maturity.”

Knock-Out Event:	For notes with a Knock-Out Level, the relevant terms supplement may specify any trading day(s) during the term of the notes as the day(s) on which a Knock-Out Event can occur.
Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 158-A-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 158-A-I and with respect to JPMorgan Chase & Co. This product supplement no. 158-A-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 158-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 158-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 158-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 158-A-I, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 158-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Principal Protected Notes Linked to the JPMorgan Efficiente (USD) Index.

General

     The Principal Protected Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the JPMorgan Efficiente (USD) Index (the “Efficiente Index” or the “Index”). The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     Unless otherwise specified in the relevant terms supplement, the notes will not pay interest or a fixed amount at maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Index over the term of the notes, calculated in accordance with the applicable formula as set out below. Unless otherwise specified in the relevant terms supplement, we will pay you at maturity at least the principal amount of $1,000 (or a portion of the principal amount if the relevant terms supplement specifies a Partial Principal Protection Percentage) for each $1,000 principal amount note and, if specified in the relevant terms supplement, accrued and unpaid interest and/or a Minimum Return.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 158-A-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Index Valuation Date is postponed as described below. We will specify, in each case if applicable, the Participation Rate, Partial Principal Protection Percentage, Minimum Return, Maximum Return, Knock-Out Level, Knock-Out Rate, Knock-Out Event and Fixed Payment and the applicable terms of any such payment terms in the relevant terms supplement. In addition, the notes are subject to the impact of a commodity hedging disruption event. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

     Your return on the notes will be linked to the performance of the Index during the life of the notes.

     Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 (or $1,000 x Partial Principal Protection Percentage, if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount as described below, which amount may be zero unless a Minimum Return applies. The Additional Amount will be subject to the impact of a commodity hedging disruption event as described under “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.” Unless otherwise specified in the relevant terms supplement, you will not receive less than $1,000 (or $1,000 x Partial Principal Protection Percentage, if the relevant terms supplement specifies a Partial Principal Protection Percentage) for each $1,000 principal amount note if you hold the notes to maturity.

     Subject to the impact of a commodity hedging disruption event, for notes with neither a Knock-Out Level nor a Fixed Payment, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement, $1,000 x the Index Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

     The “Partial Principal Protection Percentage” will be a percentage less than 100%, as specified in the relevant terms supplement.

     The “Participation Rate” will be a percentage, which may be more or less than 100%, as specified in the relevant terms supplement.

     The “Minimum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

     The “Maximum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

     Subject to the impact of a commodity hedging disruption event, for notes with a Knock-Out Level, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement:

(1)

if the Index closing level is less than the Knock-Out Level on each of the trading days specified in the relevant terms supplement, $1,000 x the Index Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable; or

(2)	if the Index closing level is greater than or equal to the Knock-Out Level on any of the trading days specified in the relevant terms supplement, $1,000 x the Knock-Out Rate.

     The “Knock-Out Level” will be a percentage of the Initial Index Level or a fixed level of the Index as specified in the relevant terms supplement.

     The “Knock-Out Rate” will be a percentage as specified in the relevant terms supplement.

     A “Knock-Out Event” occurs when the Index closing level is greater than or equal to the Knock-Out Level on any of the trading days specified in the relevant terms supplement. For example, the terms supplement may specify a single trading day as the only day on which a KnockOut Event can occur, or the terms supplement may specify that a Knock-Out Event can occur on any trading day during the term of the notes.

     Subject to the impact of a commodity hedging disruption event, for notes with a Fixed Payment, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal:

(1)	if the Ending Index Level is greater than or equal to the Initial Index Level, the Fixed Payment; or

(2)	if the Ending Index Level is less than the Initial Index Level, zero (or the Minimum Return, if applicable).

     The “Fixed Payment” is a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

     The determination of the Additional Amount may be modified in the event of a commodity hedging disruption event as described under “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

     For more information about the impact of a commodity hedging disruption event, please see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

     Unless otherwise specified in the relevant terms supplement, the “Index Return,” as calculated by the calculation agent for the notes (the “note calculation agent”), is the percentage change in the Index closing level, calculated by comparing the Index closing level on the Observation Date, or the arithmetic average of the Index closing level on each of the Ending Averaging Dates, or such other date or dates as specified in the relevant terms supplement (the “Ending Index Level”), to the Index closing level on the pricing date, or such other date or dates as specified in the relevant terms supplement, or to the arithmetic average of the Index closing levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement (the “Initial Index Level”). The relevant terms supplement will specify the manner in which the Initial Index Level and the Ending Index Level will be determined. The Index Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Ending Index Level – Initial Index Level
Index Return =
Initial Index Level

     The “Index closing level” on any trading day will equal the closing level of the Index or any successor index thereto (as described under “General Terms of Notes — Discontinuation of the Efficiente Index; Alteration of Method of Calculation” in this product supplement no. 158-A-I) published following the regular official weekday close of trading on that trading day. In certain circumstances, the “Index closing level” will be based on the alternative calculation of the Index described under “General Terms of Notes — Discontinuation of the Efficiente Index; Alteration of Method of Calculation” in this product supplement no. 158-A-I.

     A “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the note calculation agent, on which (1) trading is generally conducted on the relevant exchange for each Basket Constituent (other than the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index)) composing the Index and the principal options and futures exchanges relating to such Basket Constituent, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time, (2) a day on which banking institutions in The City of New York, London and Tokyo are not otherwise authorized or required by law, regulation or executive order to close and (3) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET”) is operating.

     The “Basket Constituents” means the indices composing the Index.

     The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below. If an Initial Averaging Date is not a trading day or if there is a market disruption event on such day, the applicable Initial Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day, or if there is a market disruption event on such tenth business day, the note calculation agent will determine the Index closing level for such Initial Averaging Date on such tenth business day in accordance with the formula for and method of calculating the Index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price or settlement price (or, if trading in the relevant securities or commodities futures contracts has been materially suspended or materially limited, the note calculation agent’s good faith estimate of the closing price or settlement price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security or futures contract most recently constituting the Index and the deposit rates underlying the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index) (or, if such deposit rates are not published on such day, the note calculation agent’s good faith estimate of such deposit rates) on such tenth scheduled business day.

     The Index Valuation Date(s), which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below.

     The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Index Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Index Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the Interest Payment Dates, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Notes with a maturity of more than one year

     If an Index Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Index Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Index Valuation Date be postponed more than ten business days following the date originally scheduled to be such Index Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Index Valuation Date is not a trading day, or if there is a market disruption event on such date, the note calculation agent will determine the Index closing level for such Index Valuation Date on such date in accordance with the formula for and method of calculating such Index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price or settlement price (or, if trading in the relevant securities or commodities futures contracts has been materially suspended or materially limited, the note calculation agent’s good faith estimate of the closing price or settlement price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security or futures contract most recently constituting the Index and the deposit rates underlying the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index) (or, if such deposit rates are not published on such day, the note calculation agent’s good faith estimate of such deposit rates) on such tenth scheduled business day.

Notes with a maturity of not more than one year

     If an Index Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Index Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Index Valuation Date be postponed more than ten business days following the date originally scheduled to be such Index Valuation Date; provided that no Index Valuation Date, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the maturity date, but not both) after the issue date (the last date that could serve as the final Index Valuation Date without causing the maturity date to be more than one year after the issue date, the “Final Disrupted Valuation Date”). If the tenth business day following the date originally scheduled to be the applicable Index Valuation Date is not a trading day, or if there is a market disruption event on such tenth business day, the note calculation agent will determine the Index closing level for such Index Valuation Date on such tenth business day in accordance with the formula for and method of calculating such Index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price or settlement price (or, if trading in the relevant securities or commodities futures contracts has been materially suspended or materially limited, the note calculation agent’s good faith estimate of the closing price or settlement price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security or futures contract most recently constituting the Index and the deposit rates underlying the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index) (or, if such deposit rates are not published on such day, the note calculation agent’s good faith estimate of such deposit rates) on such tenth business day.

     Notwithstanding the foregoing, if any Index Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Index Valuation Date that is not the final Index Valuation Date as if it were the final Index Valuation Date), and such Final Disrupted Valuation Date is not a trading day, or if there is a market disruption event on such Final Disrupted Valuation Date, the note calculation agent will determine the Index closing level on such Final Disrupted Valuation Date in accordance with the formula for and method of calculating such Index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price or settlement price (or, if trading in the relevant securities or commodities futures contracts has been materially suspended or materially limited, the note calculation agent’s good faith estimate of the closing price or settlement price that would have prevailed but for such suspension or limitation or non-trading day) on the business day immediately preceding such Final Disrupted Valuation Date of each security or futures contract most recently constituting the Index and the deposit rates underlying the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index) (or, if such deposit rates are not published on such day, the note calculation agent’s good faith estimate of such deposit rates) on the business day immediately preceding such Final Disrupted Valuation Dates. For the avoidance of doubt, in no event will any Index Valuation Date occur after the Final Disrupted Valuation Date.

Interest Payments

     If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the rate per annum, or such other rate or rates, as specified in such terms supplement. Under these circumstances, interest will accrue from the issuance date of the notes to but excluding the maturity date. Interest will be paid in arrears on each date specified in the relevant terms supplement (each such date an “Interest Payment Date”) to and including the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Interest Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant terms supplement. Interest on the notes will be calculated based on a 360-day year of twelve 30-day months, unless otherwise specified in the relevant terms supplement. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest payment period will commence as if the payment had not been delayed. If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes may not pay interest or guarantee any return of principal prior to maturity unless otherwise specified in the relevant terms supplement. Investing in the notes is not equivalent to investing directly in the Index, any of the Basket Constituents that compose the Index or any of the securities or futures contracts underlying the Basket Constituents. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes differ from conventional debt securities.

     The notes combine features of equity and debt. The terms of the notes differ from those of conventional debt securities in that we may not pay interest on the notes or, if we do pay interest, a significant portion of your total payment at maturity may be based on the performance of the Index rather than the interest rate we will pay you. Where the relevant terms supplement does not provide for interest payments, if the Ending Index Level does not exceed, or in certain cases, equal, the Initial Index Level, and if the Index closing level is less than the Knock-Out Level, if any, on each of the trading days specified in the relevant terms supplement, at maturity you will receive only $1,000 (plus the Minimum Return, if any) for each $1,000 principal amount note, unless otherwise specified in the relevant terms supplement. Therefore, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return at maturity of only the applicable principal amount of each note (plus the Minimum Return, if any) will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

The notes may not pay more than the applicable principal amount, and accrued and unpaid interest, if applicable, at maturity.

     If the Ending Index Level is less than, or, in certain cases, equal to the Initial Index Level, and the Index closing level is less than the Knock-Out Level, if any, on all of the trading days specified in the relevant terms supplement, you will receive only the applicable interest payments, if any, set forth in the terms supplement and, unless otherwise specified in the relevant terms supplement, $1,000 (plus the Minimum Return, if any) for each $1,000 principal amount note you hold at maturity. This will be true even if the value of the Index was higher than the Initial Index Level at some time during the life of the notes but later falls below the Initial Index Level. Because the notes may accrue interest at an interest rate lower than that payable for other debt securities issued by us with a comparable maturity, the return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity. This return may not fully compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Your investment in the notes may result in a loss if a Partial Principal Protection Percentage is applicable.

     If the relevant terms supplement specifies that a Partial Principal Protection Percentage will apply to the notes, you may receive a payment at maturity in an amount that is less than $1,000 for each $1,000 principal amount note. For notes with partial principal protection, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 x the Partial Principal Protection Percentage, plus the Additional Amount, which may be zero.

The appreciation potential of the notes will be limited by the Knock-Out Level, if applicable.

     If the notes have a Knock-Out Level, the appreciation potential of the notes is limited by the Knock-Out Level and the corresponding Knock-Out Rate. For example, if the Knock-Out Level equals 125% of the Initial Index Level, the appreciation potential of the notes is limited to 24.99%. Once the Index closing level equals or exceeds the Knock-Out Level, the appreciation potential of the notes is limited to the Knock-Out Rate, even if the Index Return is greater than the Knock-Out Rate. For notes with a Knock-Out Level, if the Index closing level is greater than or equal to the KnockOut Level on any trading day specified in the relevant terms supplement, the return on the notes will equal the Knock-Out Rate multiplied by the applicable principal amount of the notes and will not be determined by reference to the Index Return. This return may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Therefore your return may be less than the return you would have otherwise received if you had invested directly in the Index, the Basket Constituents that compose the Index, the securities or futures contracts underlying the Basket Constituents or contracts relating to the Index or any of the Basket Constituents for which there is an active secondary market. Under these circumstances, your return will not reflect any potential increase in the Ending Index Level, as compared to the Initial Index Level, of greater than the Knock-Out Rate.

Changes in the value of the Basket Constituents may offset each other.

     Because the notes are linked to the Index, which is linked to the performance of the Basket Constituents, which collectively represent a diverse range of asset classes and geographic regions, price movements between the Basket Constituents representing different asset classes or geographic regions may not correlate with each other. At a time when the value of a Basket Constituent representing a particular asset class or geographic region increases, the value of other Basket Constituents representing a different asset class or geographic region may not increase as much or may decline. Therefore, in calculating the level of the Index, increases in the value of some of the Basket Constituents may be moderated, or more than offset, by lesser increases or declines in the level of other Basket Constituents.

The Ending Index Level may be less than the Index level at other times during the term of the notes.

     Because the Ending Index Level is calculated based on the Index closing level on one or more Index Valuation Dates during the term of the notes, the level of the Index at various other times during the term of the notes could be higher than the Ending Index Level. This difference could be particularly large if there is a significant increase in the level of the Index before and/or after the Index Valuation Date(s) or if there is a significant decrease in the level of the Index around the time of the Index Valuation Date(s) or if there is significant volatility in the Index level during the term of the notes (especially on dates near the Index Valuation Date(s)). For example, when the Index Valuation Date of the notes is near the end of the term of the notes, then if the Index levels increase or remain relatively constant during the initial term of the notes and then decrease below the Initial Index Level, the Ending Index Level may be significantly less than if it were calculated on a date earlier than the Index Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the Index, the Basket Constituents that compose the Index, the securities or futures contracts underlying the Basket Constituents or contracts relating to the Index or any of the Basket Constituents for which there is an active secondary market for which there is an active secondary market.

The value of the Initial Index Level may be determined after the issue date of the notes.

     If so specified in the relevant terms supplement, the Initial Index Level will be determined based on the arithmetic average of the Index closing levels on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Initial Index Level for the Index may not be determined, and you may therefore not know the value of such Initial Index Level, until after the issue date. Similarly, the global note certificate representing the notes, which will be deposited with the DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Initial Index Level for the Index. If there are any increases in the Index closing levels on the Initial Averaging Dates that occur after the issue date and such increases result in the Initial Index Level being higher than the Index closing level on the issue date, this may establish a higher level that the Index must achieve for you to receive at maturity more than the applicable principal amount of your notes and, if applicable, the Minimum Return.

The appreciation potential of the notes will be limited by the Fixed Payment, if applicable.

     If the notes have a Fixed Payment, the appreciation potential of the notes is limited to the appreciation represented by such Fixed Payment, even if the appreciation in the Index would, but for the Fixed Payment, result in the payment of a greater Additional Amount at maturity. If the Ending Index Level is greater than or equal to the Initial Index Level, the return on the notes will equal the Fixed Payment and will not be determined by reference to the Index Return. This return will be limited regardless of the appreciation of the Index, which may be significant. Therefore, under certain circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the Index, the Basket Constituents that compose the Index, the securities or futures contracts underlying the Basket Constituents or contracts relating to the Index or any of the Basket Constituents for which there is an active secondary market.

The appreciation potential of the notes will be limited by the Maximum Return, if applicable.

     If the notes have a Maximum Return, the appreciation potential of the notes is limited to the fixed dollar amount per $1,000 principal amount note specified in the relevant terms supplement as the Maximum Return. The Additional Amount will equal no more than the Maximum Return. Accordingly, the appreciation potential of the notes will be limited to the Maximum Return even if the Additional Amount calculated with reference to the Index Return and Participation Rate would be greater than the Maximum Return.

If the Participation Rate is less than 100%, the Additional Amount will be limited by the Participation Rate.

     If the Participation Rate is less than 100% and the Ending Index Level exceeds the Initial Index Level, the Additional Amount you receive at maturity will equal only a percentage, as specified in the relevant terms supplement, of the Index performance above the Initial Index Level. Under these circumstances, the Additional Amount you receive at maturity will not fully reflect the performance of the Index.

The notes are designed to be held to maturity.

     The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Index has appreciated since the date of the issuance of the notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Index on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Index. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the Index;

  the time to maturity of the notes;

  the dividend rate on the equity securities or the interest rate on the debt securities included in a Basket Constituent;

  interest and yield rates in the market generally as well as in the markets of the securities or futures contracts underlying a Basket Constituent;

  economic, financial, political, regulatory or judicial events that affect the securities or futures contracts underlying a Basket Constituent, stock markets or commodities futures markets generally and which may affect the Index closing level on any Index Valuation Date or any Initial Averaging Date, if applicable;

  the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the securities underlying the Basket Constituents are traded; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     You cannot predict the future performance of the Index based on its historical performance. The Ending Index Level may be flat or negative as compared to the Initial Index Level, in which event you will only receive the applicable principal amount of your notes at maturity (or a portion of principal if the relevant terms supplement specifies a Partial Principal Protection Percentage) unless the relevant terms supplement provides for interest payments, a Minimum Return or includes a Knock-Out feature.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such agent’s commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

You will have no rights with respect to the securities or futures contracts underlying the Basket Constituents composing the Index.

     As a holder of the notes, you will not have voting rights or other rights that holders of the securities or futures contracts underlying the Basket Constituents composing the Index would have.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours trade the securities or futures contracts underlying the Basket Constituents composing the Index and other financial instruments related to the Index, the Basket Constituents or the securities or futures contracts underlying the Basket Constituents, on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index, the Basket Constituents or the securities or futures contracts underlying the Basket Constituents. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the Index and, accordingly, could affect the value of the notes and any Additional Amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in business with issuers the securities of which are included in the Basket Constituents, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. We or our affiliates may also engage in trading activities related to the commodities on which futures contracts included in the Dow Jones–AIG Commodity Index Total ReturnSM are based or the related futures contracts or options. In the course of this business, we or our affiliates may acquire non-public information about the companies or movements in the price levels of such futures contracts, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuers the securities of which are included in the Basket Constituents or with respect to investments in futures contracts or regarding expected movements in levels of the Dow Jones–AIG Commodity Index Total ReturnSM. Any prospective purchaser of notes should undertake an independent investigation of each Basket Constituent included in the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Index, the Basket Constituents or the securities or futures contracts underlying the Basket Constituents. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the securities underlying a Basket Constituent composing the Index are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the Index closing levels of that Basket Constituent, could affect the Index closing levels of the foreign Index and, accordingly, the value of the notes.

     In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters relating to future currency exchange rate movements and, if the notes are linked to a foreign Index, any prospective purchaser of notes should undertake an independent investigation of the currencies in which securities composing a Basket Constituent composing the Index are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

     JPMSI, one of our affiliates, will act as the note calculation agent. The note calculation agent will determine, among other things, the Initial Index Level, the Ending Index Level, the closing level of the Index on each Index Valuation Date and each Initial Averaging Date, if applicable, the Index Return and the Additional Amount, if any, that we will pay you at maturity as well as whether the Index closing level is greater than or equal to the Knock-Out Level (for notes with a Knock-Out Level) whether the Ending Index Level is equal to or greater than the Initial Index Level and the amount of interest payable, if any, on any Interest Payment Date. The note calculation agent will also be responsible for determining whether a market disruption event has occurred, whether the Index has been discontinued, calculate, if applicable, the Option Value of your notes on the commodity hedging disruption date in the event of a commodity hedging disruption event, whether there has been a material change in the method of calculation of the Index and, if the notes bear interest, whether a day is an Interest Payment Date. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the note calculation agent, is entitled to exercise discretion.

JPMSI and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future. Any such research, opinions or recommendations could affect the value of each of the Basket Constituents or the securities and futures contracts underlying the Basket Constituents, and therefore the market value of the notes.

     JPMSI and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMSI and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMSI or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the Basket Constituents and the securities and futures contracts underlying the Basket Constituents to which the notes are linked.

Market disruptions may adversely affect your return.

     The note calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Index closing level or the Index Return on any Index Valuation Date or any Initial Averaging Date, if applicable, and calculating the payment at maturity that we are required to pay you. These events may include disruptions or suspensions of trading in the markets as a whole. If the note calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Index Valuation Dates or Initial Averaging Dates, if any, and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.”

     In addition, if we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes due to a commodity hedging disruption event, we have the right, but not the obligation, to adjust your payment at maturity. In making such adjustment, we will determine the forward price of the embedded option representing the Additional Amount payable on the notes at maturity (the “Option Value”) as of the date on which we declare a commodity hedging disruption event (such date, a “commodity hedging disruption date”). At maturity, we will pay you, instead of the amount specified under “Description of Notes — Payment at Maturity,” the amount described under "General Terms of Notes — Consequences of a Commodity Hedging Disruption Event," which will not be less than $1,000 for each $1,000 principal amount note (unless the relevant terms supplement specifies a Partial Principal Protection Percentage, in which case the amount due and payable for each $1,000 principal amount note will not be less than $1,000 x Partial Principal Protection Percentage). If a commodity hedging disruption event occurs and we decide to exercise our right to adjust your payment at maturity and in doing so determine the Option Value of your notes, such Option Value will be determined by the note calculation agent on the commodity hedging disruption date in good faith and in a commercially reasonable manner; however, the amount due and payable per $1,000 principal amount note will be due and payable only at maturity. The amount you receive at maturity will not reflect any further appreciation or depreciation of the Index after the Option Value is determined on the commodity hedging disruption date. Furthermore, you will not receive any amounts (related to the Option Value or otherwise) until maturity. Additionally, if a commodity hedging disruption event ceases to exist, the amounts determined on the commodity hedging disruption date will not be revised after such commodity hedging disruption date. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

Generally, if the term of the notes is not more than one year, the notes will be treated as short-term debt instruments for U.S. federal income tax purposes.

     Unless otherwise provided in the relevant terms supplement, if the term of the notes is not more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), the notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service (the “IRS”) with respect to the notes. As a result, certain aspects of the tax treatment of an investment in the notes are uncertain. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 158-A-I and consult your tax adviser regarding your particular circumstances.

Generally, if the term of the notes is more than one year, the notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes.

     Unless otherwise provided in the relevant terms supplement, if the term of the notes is more than one year (including either the issue date or the last possible date the notes could be outstanding, but not both), the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. As a result, you will generally be required to recognize interest income in each year at a “comparable yield,” even though we may not make any payments with respect to the notes until maturity. Interest included in income will increase your basis in the notes and the projected amount of stated interest, if any, will reduce your basis in the notes. Generally, amounts received at maturity or on earlier sale or exchange in excess of your basis will be treated as additional interest income while any loss will generally be treated as an ordinary loss to the extent of all previous inclusions with respect to the notes, which will be deductible against other income (e.g., employment and interest income) with the balance treated as capital loss, which may be subject to limitations. Losses may be subject to special reporting requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 158-A-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risks Relating to the Index

JPMSL, the index calculation agent, may adjust the Index in a way that affects its level, and JPMSL has no obligation to consider your interests.

     J.P. Morgan Securities Ltd. (“JPMSL”), one of our affiliates, acts as the calculation agent for the Index (the “index calculation agent”) and is responsible for calculating and maintaining the Index and developing the guidelines and policies governing its composition and calculation. It is entitled to exercise discretion in relation to the Index, including but not limited to the calculation of the level of Index in the event of an Index Market Disruption Event (as defined in “The JPMorgan Efficiente (USD) Index”). Although JPMSL acting as the index calculation agent will make all determinations and take all action in relation to the Index acting in good faith, it should be noted that the policies and judgments for which JPMSL is responsible could have an impact, positive or negative, on the level of the Index and the value of your notes. JPMSL may also amend the rules governing the Index in certain circumstances.

     Although judgments, policies and determinations concerning the Index are made by JPMSL, JPMorgan Chase & Co., as the parent company of JPMSL, ultimately controls JPMSL. JPMSL has no obligation to consider your interests in taking any actions that might affect the value of your notes. Furthermore, the inclusion of the Basket Constituents in the Index is not an investment recommendation by us or JPMSL of the Basket Constituents, or any of the securities or futures contracts underlying the Basket Constituents. See “The JPMorgan Efficiente (USD) Index.”

We are affiliated with the sponsor of three Basket Constituents of the Index.

     JPMSI, one of our affiliates, is the sponsor of three of the Basket Constituents composing the Index (the JPMorgan Emerging Markets Bond Index Plus Composite, the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. Dollars and the JPMorgan Cash Index USD 3 Month). JPMSI will have no obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

We are currently one of the companies that make up the MSCI North America Gross Total Return Index, but, to our knowledge, we are not affiliated with any other company the securities of which are included in the Basket Constituents composing the Index.

     We are currently one of the companies that make up the MSCI North America Gross Total Return Index, but, to our knowledge, we are not currently affiliated with any other issuers the securities of which are included in the Basket Constituents composing the Index. As a result, we will have no ability to control the actions of the issuers of such securities, including actions that could affect the value of the securities included in the Basket Constituents or your notes. None of the money you pay us will go to the sponsors of the Basket Constituents or any of the other issuers the securities of which are included in the Basket Constituents and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

The Index may not be successful, may not outperform any alternative strategy that might be employed in respect of the Basket Constituents or achieve its target volatility.

     The Index follows a notional rules-based proprietary strategy that operates on the basis on pre-determined rules. Accordingly, you should determine whether those rules as described under “The JPMorgan Efficiente (USD) Index” are appropriate in light of your individual circumstances and investment objectives. No assurance can be given that the investment strategy on which the Index is based will be successful or that the Index will outperform any alternative strategy that might be employed in respect of the Basket Constituents. Furthermore, no assurance can be given that the Index will achieve its target volatility of 8%. The actual realized volatility of the Index may be greater or less than 8%.

If the market value of the Basket Constituents changes, the market value of the Index or your notes may not change in the same manner.

     Owning the notes is not the same as owning each of the Basket Constituents composing the Index. Accordingly, changes in the market value of the Basket Constituents may not result in a comparable change in the market value of the Index or your notes.

The Index comprises notional assets and liabilities.

     The exposures to the Basket Constituents are purely notional and will exist solely in the records maintained by or on behalf of the index calculation agent. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. Consequently, you will not have any claim against any of the reference assets which comprise the Index. The strategy tracks the excess returns of a notional dynamic basket of assets over a cash investment and as such any allocation to the JPMorgan Cash Index will result in this portion of the portfolio not being invested.

The Index has a limited operating history and may perform in unanticipated ways.

     The Index was established on July 2, 2007 and therefore has a limited operating history. Any back-testing or similar analysis performed by any person in respect of the Index must be considered illustrative only and may be based on estimates or assumptions not used by the index calculation agent when determining the level of Index. Past performance should not be considered indicative of future performance.

The Index is subject to market risks.

     The performance of the Index is dependent on the performance of the nine Basket Constituents. As a consequence, your investment in the notes is exposed to price performance and credit performance of the Basket Constituents.

An investment in the notes carries the risks associated with the Index’s momentum investment strategy.

     The Index is constructed using what is generally known as a momentum investment strategy. Momentum investing generally seeks to capitalize on positive trends in the price of assets. As such, the Index assigns weights to the Basket Constituents based on the performance of the Basket Constituents from the immediately preceding six months. However, there is no guarantee that trends existing in the preceding six months will continue in the future. A momentum strategy is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur as a result of holding assets that have experienced price declines, but after which experience a sudden price spike. As a result, if market conditions do not represent a continuation of prior observed trends, the level of the Index, which is rebalanced based on prior trends, may decline. Additionally, even when the closing levels of the Basket Constituents are trending downwards, the Index will continue to be comprised of the nine Basket Constituents. Due to the “long-only” construction of the Index, the weight of each Basket Constituent will not fall below zero in respect of each Re-weighting Date even if the relevant Basket Constituent displayed a negative performance over the relevant six month period. No assurance can be given that the investment strategy used to construct the Index will outperform any alternative index that might be constructed from the Basket Constituents.

The Index may perform poorly during periods characterized by short-term volatility.

     The Index’s strategy is based on momentum investing. Momentum investing strategies are effective at identifying the current market direction in trending markets. However, in non-trending, sideways markets, momentum investment strategies are subject to “whipsaws.” A whipsaw occurs when the market reverses and does the opposite of what is indicated by the trend indicator, resulting in a trading loss during the particular period. Consequently, the Index may perform poorly in non-trending, “choppy” markets characterized by short term volatility.

The investment strategy used to construct the Index involves quarterly rebalancing and weighting caps that are applied to the Basket Constituents.

     The Basket Constituents are subject to quarterly rebalancing and maximum weighting caps by asset type and geographical region. By contrast, a synthetic portfolio that does not rebalance quarterly and is not subject to any weighting caps in this manner could see greater compounded gains over time through exposure to a consistently and rapidly appreciating portfolio consisting of the Basket Constituents. Therefore, your return on the notes may be less than the return you could realize on an alternative investment in the Basket Constituents that is not subject to rebalancing and weighting caps. No assurance can be given that the investment strategy used to construct the Index will outperform any alternative investment in the Basket Constituents.

The Basket Constituents composing the Index may be changed in certain extraordinary events.

     Following the occurrence of certain extraordinary events with respect to a Basket Constituent as described under “The JPMorgan Efficiente (USD) Index — Extraordinary Events Affecting the Efficiente Index and Basket Constituents,” the affected Basket Constituent may be replaced by a substitute index. You should realize that the changing of a Basket Constituent may affect the performance of the Index, and therefore, the return on the notes, as the replacement Basket Constituent may perform significantly better or worse than the affected Basket Constituent.

Correlation of performances among the Basket Constituents may reduce the performance of the notes.

     Performances amongst the Basket Constituents may become highly correlated from time to time during the term of the notes, including, but not limited to, a period in which there is a substantial decline in a particular sector or asset type represented by the Basket Constituents and which has a higher weighting in the Index relative to any of the other sectors or asset types, as determined by the Index strategy. High correlation during periods of negative returns among Basket Constituents representing any one sector or asset type and which Basket Constituents have a substantial percentage weighting in the Index could cause you only to receive a return of your principal amount (or a portion of principal, if the relevant terms supplement specifies a Partial Principal Protection Percentage) at maturity.

The notes will be subject to currency exchange risk.

     Because the prices of some or all of the securities composing five of the nine Basket Constituents of the Index (the MSCI North America Gross Total Return Index, the MSCI Europe Gross Total Return Index, the MSCI Pacific Gross Total Return Index, the MSCI Emerging Markets Gross Total Return Index and the GPR/JPMorgan High Liquidity Global Property Index) (the “Component Securities”) are converted into U.S. dollars for the purposes of calculating the value of the relevant Basket Constituents, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the relevant Basket Constituents denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the relevant Basket Constituents will be adversely affected and the payment at maturity of the notes may be reduced.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Changes in the volatility of exchange rates, and the correlation between those rates and the levels of the MSCI North America Gross Total Return Index, the MSCI Europe Gross Total Return Index, the MSCI Pacific Gross Total Return Index, the MSCI Emerging Markets Gross Total Return Index and the GPR/JPMorgan High Liquidity Global Property Index are likely to affect the market value of the notes.

     The exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies – the particular currency in which a Component Security is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which a Component Security is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which a Component Security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated refer to the size and frequency of changes of that exchange rate.

Because the MSCI North America Gross Total Return Index, the MSCI Europe Gross Total Return Index, the MSCI Pacific Gross Total Return Index, the MSCI Emerging Markets Gross Total Return Index and the GPR/JPMorgan High Liquidity Global Property Index are calculated, in part, by converting the closing prices of the Component Securities into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated could affect the market value of the notes.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated and the level of the relevant Basket Constituent refer to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the relevant Basket Constituent. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated and the percentage changes in the level of the relevant Basket Constituent could affect the value of the notes.

An investment in the notes is subject to risks associated with non-U.S. securities markets, including emerging markets.

     Some or all of the securities that compose seven of the nine Basket Constituents of the Index (the MSCI North America Gross Total Return Index, the MSCI Europe Gross Total Return Index, the MSCI Pacific Gross Total Return Index, the MSCI Emerging Markets Gross Total Return Index, the JPMorgan Emerging Markets Bond Index Plus Composite, the GPR/JPMorgan High Liquidity Global Property Index and the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. Dollars) have been issued by non-U.S. issuers. Investments in securities linked to the value of non-U.S. securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

     Some or all of these factors may influence the value of the relevant Basket Constituents, and therefore, the Index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of such Basket Constituents based on their historical performance. The value of any such Basket Constituents may decrease, resulting in a decrease in the level of the Index, such that you may not receive more than the applicable principal amount of your notes (or a portion of the principal amount if the relevant terms supplement specifies a partial protection percentage) (other than, if applicable, any interest payment or payment of the Minimum Return). There can be no assurance that any decrease in the value of any such Basket Constituents will not cause the level of the Index to decrease so that at maturity, you will receive more than the appropriate principal amount of your notes (or a portion of the principal amount if the relevant terms supplement specifies a partial protection percentage) (other than, if applicable, any interest payment or payment of the Minimum Return).

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Dow Jones–AIG Commodity Index Total ReturnSM and therefore, the level of the Index and the value of your notes.

The notes will not be regulated by the Commodity Futures Trading Commission.

     The notes are our debt securities. The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in commodity futures or options contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in commodity futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Index calculation disruption events may require an adjustment to the calculation of the Dow Jones–AIG Commodity Index Total ReturnSM.

     At any time during the term of the notes, the daily calculation of the Dow Jones–AIG Commodity Index Total ReturnSM may be adjusted in the event that AIG Financial Products Corp. (“AIG-FP”) determines that any of the following events (each, an “index calculation disruption event”) exists: the termination or suspension of, or material limitation or disruption in the trading of, any futures contract used in the calculation of the Dow Jones–AIG Commodity Index Total ReturnSM on that day; the settlement price of any futures contract used in the calculation of the Dow Jones–AIG Commodity Index Total ReturnSM reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones–AIG Commodity Index Total ReturnSM; or, with respect to any futures contract used in the calculation of the Dow Jones–AIG Commodity Index Total ReturnSM that trades on the London Metal Exchange (the “LME”), a business day on which the LME is not open for trading. Any such index calculation disruption event may have an adverse impact on the level of the Dow Jones–AIG Commodity Index Total ReturnSM or the manner in which it is calculated and, therefore, the level of the Index and the value of your notes. See “The Dow Jones–AIG Commodity IndexSM — Index Calculation Disruption Events.”

The commodity futures contracts underlying the Dow Jones–AIG Commodity Index Total ReturnSM are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes, may have an adverse effect on the level of the Index and/or could lead to the early determination of the Additional Amount for your notes, any of which would impact the value of your payment at maturity.

     The commodity futures contracts that underlie the Dow Jones–AIG Commodity Index Total ReturnSM are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could negatively affect the level of the Index. For example, the United States House of Representatives and the United States Senate have considered legislation intended to decrease speculation and increase transparency in the commodities markets. If enacted such legislation may, among other things, require the United States Commodity Futures Trading Commission (the “CFTC”) to adopt rules establishing position limits on positions in commodity futures contracts (or eliminating or modifying exemptions from already-existing position limits), impose higher margins on traders in commodity futures contracts or compel additional disclosure requirements on traders. Future legislation could also comprehensively overhaul the existing regulatory regime, for example by merging the CFTC with the Securities and Exchange Commission. The likelihood of such legal and regulatory changes may have also increased as a result of recent turmoil in the financial markets and political and personnel changes following the 2008 national elections.

     Upon the occurrence of legal or regulatory changes that the note calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the note calculation agent deems necessary to hedge our obligations under the notes, the note calculation agent may, in its sole and absolute discretion, determine that a commodity hedging disruption event has occurred and we will then have the right, but not the obligation, to adjust your payment at maturity based on further determinations by the note calculation agent. In making such adjustment, the note calculation agent will determine the Option Value of your notes on the commodity hedging disruption date in good faith and in a commercially reasonable manner, however, all amounts payable per $1,000 principal amount note will be due and payable only at maturity. At maturity, we will pay you, instead of the amount specified under “Description of Notes — Payment at Maturity,” an amount described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event,” which will not be less than $1,000 for each $1,000 principal amount note (unless the relevant terms supplement specifies a Partial Principal Protection Percentage, in which case the amount due and payable for each $1,000 principal amount note will not be less than $1,000 x Partial Principal Protection Percentage). If a commodity hedging disruption event occurs and we decide to exercise our right to have the note calculation agent determine the Option Value of your notes on the commodity hedging disruption date, the amount due and payable on your notes will be due and payable only at maturity. The amount you receive at maturity will not reflect any further appreciation or depreciation of the Index after the commodity hedging disruption date. Furthermore, you will not receive any amounts (related to the Option Value or otherwise) until maturity. Additionally, if a commodity hedging disruption event ceases to exist, the amounts determined on the commodity hedging disruption date will not be revised after such commodity hedging disruption date. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

AIG Financial Products may be required to replace a designated contract underlying the Dow Jones–AIG Commodity Index Total ReturnSM if the existing futures contract is terminated or replaced.

     A futures contract known as a “Designated Contract” has been selected as the reference contract for most of the commodities included in the Dow Jones–AIG Commodity Index Total ReturnSM. See “Dow Jones–AIG Commodity Index Total ReturnSM — Designated Contracts for Each Commodity.” Data concerning this Designated Contract will be used to calculate the Dow Jones–AIG Commodity Index Total ReturnSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Dow Jones–AIG Commodity IndexSM Supervisory Committee to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the level of the Dow Jones–AIG Commodity Index Total ReturnSM and, therefore, the level of the Index and the value of your notes.

Commodity prices may change unpredictably, affecting the level of the Dow Jones–AIG Commodity Index Total ReturnSM and the value of your notes in unforeseeable ways.

     Trading in commodities futures contracts underlying the Dow Jones–AIG Commodity Index Total ReturnSM is speculative and can be extremely volatile. Market prices of the commodities on which such futures contracts are based may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments and changes in interest rates. These factors may affect the level of the Dow Jones–AIG Commodity Index Total ReturnSM, the level of the Index and the value of your notes in varying ways, and different factors may cause the value of different commodities included in the Dow Jones–AIG Commodity Index Total ReturnSM, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Some of the commodities underlying the Dow Jones–AIG Commodity Index Total ReturnSM will be subject to pronounced risks of pricing volatility.

     As a general matter, the risk of volatile pricing or low liquidity around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity. It should also be noted that due to the significant level of its continuous consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages.

Risks associated with the Dow Jones–AIG Commodity Index Total ReturnSM may adversely affect the market price of the notes.

     Because the Dow Jones–AIG Commodity Index Total ReturnSM is one of the Basket Constituents composing the Index, the Index will reflect, in part, the return on exchange-traded futures contracts on nineteen different physical commodities, and it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the Dow Jones–AIG Commodity Index Total ReturnSM will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Dow Jones–AIG Commodity Index Total ReturnSM. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Dow Jones–AIG Commodity Index Total ReturnSM for the following year. However, Dow Jones and AIG-FP may not discover every discrepancy. Furthermore, the annual weightings for the Dow Jones–AIG Commodity Index Total ReturnSM are determined each year in June or July and announced in July or August by AIG-FP under the supervision of the Dow Jones–AIG Commodity IndexSM Supervisory Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the Dow Jones–AIG Commodity Index Total ReturnSM and has no obligation to take the needs of any parties to transactions involving the Dow Jones–AIG Commodity Index Total ReturnSM into consideration when reweighting or making any other changes to the Dow Jones–AIG Commodity Index Total ReturnSM. Finally, subject to the minimum/maximum diversification limits described in “The Dow Jones–AIG Commodity Index Total ReturnSM — Diversification Rules,” the commodities underlying the exchange-traded futures contracts included in the Dow Jones–AIG Commodity Index Total ReturnSM from time to time are concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

Higher future prices of the commodity futures contracts constituting the Dow Jones–AIG Commodity Index Total ReturnSM relative to their current prices may decrease the amount payable at maturity.

     The Dow Jones–AIG Commodity Index Total ReturnSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the Dow Jones–AIG Commodity Index Total ReturnSM approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the Dow Jones–AIG Commodity Index Total ReturnSM have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain commodities, such as gold, have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the level of the Dow Jones–AIG Commodity Index Total ReturnSM and, therefore, the level of the Index and the value of your notes.

The Dow Jones–AIG Commodity Index Total ReturnSM will likely underperform a cash purchase of the underlying commodities, potentially by a significant amount.

     Because the Dow Jones–AIG Commodity Index Total ReturnSM is made up of futures contracts, there will be a cost to “rolling” the contracts forward as the Dow Jones–AIG Commodity Index Total ReturnSM sells the current contracts and then adds the next month’s contracts. As the underlyings tend to have positively sloping forward curves, commonly known as “contango,” the Dow Jones–AIG Commodity Index Total ReturnSM’s return experiences a negative drag when the Dow Jones–AIG Commodity Index Total ReturnSM sells cheaper contracts, and purchases more expensive contracts. As a result, we expect the Dow Jones–AIG Commodity Index Total ReturnSM will likely underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

Trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Dow Jones–AIG Commodity Index Total ReturnSM and the underlying commodities may affect the level of the Dow Jones–AIG Commodity Index Total ReturnSM.

     AIG-FP and its affiliates actively trade commodities futures contracts and options on commodities futures contracts. AIG-FP and its affiliates also actively enter into or trade market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the Dow Jones–AIG Commodity Index Total ReturnSM, the futures contracts underlying the Dow Jones–AIG Commodity Index Total ReturnSM or the commodities underlying such futures contracts. Certain of AIG-FP’s affiliates may underwrite or issue other securities or financial instruments indexed to the Dow Jones–AIG Commodity Index Total ReturnSM and related indices, and Dow Jones and AIG-FP and certain of their affiliates may license the Dow Jones–AIG Commodity Index Total ReturnSM for publication or for use by unaffiliated third parties.

     These activities could present conflicts of interest and could affect the level of the Dow Jones–AIG Commodity Index Total ReturnSM. For instance, a market maker in a financial instrument linked to the performance of the Dow Jones–AIG Commodity Index Total ReturnSM may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying components of the Dow Jones–AIG Commodity Index Total ReturnSM in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Dow Jones–AIG Commodity Index Total ReturnSM, which in turn may affect the level of the Dow Jones–AIG Commodity Index Total ReturnSM and, therefore, the level of the Index and the value of your notes. With respect to any of the activities described above, none of AIG-FP, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

Changes that affect the calculation of the Dow Jones–AIG Commodity Index Total ReturnSM will affect the level of the Index, the market value of the notes and the amount you will receive at maturity.

     The policies of Dow Jones and AIG-FP concerning the methodology and calculation of the Dow Jones–AIG Commodity Index Total ReturnSM, additions, deletions or substitutions of the exchange-traded futures contracts underlying the Dow Jones–AIG Commodity Index Total ReturnSM or the commodities underlying such futures contracts could affect the Dow Jones–AIG Commodity Index Total ReturnSM and the level of the Index, and therefore, could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if Dow Jones and AIG-FP, in their sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Dow Jones–AIG Commodity Index Total ReturnSM, or if Dow Jones and AIG-FP discontinue or suspend calculation or publication of the Dow Jones–AIG Commodity Index Total ReturnSM, which may adversely affect the level of the Index, the value of the notes and the payment you will receive at maturity.

Risks associated with the real estate industry will affect the value of the notes.

     The GPR/JPMorgan High Liquidity Global Property Index, one of the Basket Constituents composing the Index, is composed of a variety of real estate-related equity securities. The following are some of the conditions that might impact the value of the equity securities included in the GPR/JPMorgan High Liquidity Global Property Index and the level of the GPR/JPMorgan High Liquidity Global Property Index, and accordingly, the level of the Index:

  a decline in the value of real estate properties;

  extended vacancies of properties;

  increases in property and operating taxes;

  increased competition or overbuilding;

  a lack of available mortgage funds or other limits on accessing capital;

  tenant bankruptcies and other credit problems;

  limitation on rents, including decreases in market rates for rents;

  changes in zoning laws and governmental regulations;

  costs resulting from the clean-up of, and legal liability to third parties for damages resulting from environmental problems;

  investments in developments that are not completed or that are subject to delays in completion;

  risks associated with borrowing;

  changes in interest rates;

  casualty and condemnation losses; and

  uninsured damages from floods, earthquakes or other natural disasters.

     In addition, weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the real estate business. Geopolitical events, such as the aftermath of the war with Iraq and the terrorist attacks on September 11, 2001, and related market disruptions could also have a significant impact on the real estate business.

     The difficulties described above could cause an upturn or a downturn in the real estate industry generally or regionally and could cause the value of the equity securities composing the GPR/JPMorgan High Liquidity Global Property Index and thus the level of the GPR/JPMorgan High Liquidity Global Property Index to decline or remain flat during the term of the notes, which may adversely affect the level of the Index and the value of the notes.

The sponsors of the Basket Constituents may adjust such Basket Constituent in a way that affects its level, and such sponsor has no obligation to consider your interests.

     The sponsor of a Basket Constituent is responsible for calculating and maintaining such Basket Constituent. Such sponsor can add, delete or substitute the securities underlying such Basket Constituent or make other methodological changes that could change the level of such Basket Constituent. You should realize that the changing of securities included in such Basket Constituent may affect such Basket Constituent, as a newly added security may perform significantly better or worse than the security or securities it replaces. Additionally, such sponsor may alter, discontinue or suspend calculation or dissemination of such Basket Constituent. Any of these actions could adversely affect the value of the notes. The sponsor of a Basket Constituent has no obligation to consider your interests in calculating or revising such Basket Constituent.

Credit ratings of the JPMorgan Emerging Markets Bond Index Plus Composite components could adversely affect your return.

     The JPMorgan Emerging Markets Bond Index Plus Composite (“EMBI+ Composite”), one of the Basket Constituents composing the Index, tracks the value of bonds and loans that are rated “Baa1” or below by Moody’s Investor Services, Inc. and “BBB+” or below by Standard & Poor’s, a division of the McGraw Hill Companies, which meet the rules for inclusion in the EMBI+ Composite and are issued by countries deemed to be emerging markets. Emerging markets issuers of the bonds and loans included in the EMBI+ Composite with such ratings are considered by the major credit ratings agencies to have a comparatively high risk of default. If one or more of such issuers does in fact default, the level of the EMBI+ Composite could decrease, which may adversely affect the level of the Index and the value of the notes.

The JPMorgan GBI Global Bond Total Return Index Hedged into U.S. Dollars is used in calculating the level of the Index.

     The value of the JPMorgan GBI Global Bond Total Return Index used to calculate the level of Index and therefore the value of your notes is such value hedged into U.S. Dollars, and not the unhedged value of the JPMorgan GBI Global Bond Total Return Index. The unhedged value of the JPMorgan GBI Global Bond Total Return Index is publicly available. However, although the hedged value of the JPMorgan GBI Global Bond Total Return Index is currently available via the Bloomberg system (ticker “JHDCGBIG”), this value may not be publicly available on Bloomberg throughout the term of your notes. In such event, the value of JPMorgan GBI Global Bond Total Return Index Hedged into U.S. Dollars can be obtained by contacting JPMSI at structured_investments_na@jpmorgan.com or at 1-800-576-3529.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes.

     Unless otherwise specified in the relevant terms supplement, each agent’s commissions will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, our projected profit resulting from such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index, any of the Basket Constituents that compose the Index, the securities or futures contracts underlying the Basket Constituents, or instruments the value of which is derived from the Index, any of the Basket Constituents that compose the Index, or the securities or futures contracts underlying the Basket Constituents. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the level of the Index as well as the Initial Index Level, and, therefore, effectively establish a higher level that the Index must achieve for you to receive at maturity of the notes more than the applicable principal amount (or a portion of principal if the relevant terms supplement specifies a Partial Principal Protection Percentage) of your notes (other than, if applicable, any interest payment or payment of the Minimum Return). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the Index, any of the Basket Constituents that compose the Index, the securities or futures contracts underlying the Basket Constituents, or instruments the value of which is derived from the Index, any of the Basket Constituents that compose the Index, or the securities or futures contracts underlying the Basket Constituents. Although we have no reason to believe that any of these activities will have a material impact on the level of the Index or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE JPMORGAN EFFICIENTE (USD) INDEX

     The JPMorgan Efficiente (USD) Index (the “Efficiente Index” or the “Index”), which was developed and is maintained and calculated by J.P. Morgan Securities Ltd., is a notional dynamic basket that tracks the excess returns of a portfolio of nine indices (each a “Basket Constituent,” collectively the “Basket Constituents”) above the JPMorgan Cash Index (also a Basket Constituent). The indices represent a diverse range of asset classes and geographic regions. The description of the Index and methodology included in this product supplement is based on rules formulated by J.P. Morgan Securities Ltd. (the “Rules”). The Rules, and not this description, will govern the calculation and constitution of the Index and other decisions and actions related to its maintenance. The Index is the intellectual property of J.P. Morgan Securities Ltd., and J.P. Morgan Securities Ltd. reserves all rights with respect to its ownership of the Index.

     The Index rebalances quarterly a synthetic portfolio composed of the Basket Constituents. The Index is based on the “modern portfolio theory” approach to asset allocation, which suggests how a rational investor should allocate his capital across the available universe of assets to maximize return for a given risk appetite. The Index uses the concept of an “efficient frontier” to define the asset allocation of the Index. An efficient frontier for a portfolio of assets defines the optimum return of the portfolio for a given amount of risk. The Index uses the volatility of returns of hypothetical portfolios as the measure of risk. This strategy is based on the assumption that the most efficient allocation of assets is one that maximizes returns per unit of risk. The index level of the Efficiente Index (the “Index Level”) is determined by tracking the returns of the synthetic portfolio above the return of the JPMorgan Cash Index.

     The weights assigned to the Basket Constituents within the synthetic portfolio are rebalanced quarterly. The strategy assigns the weights to the Basket Constituents based upon the returns and volatilities of multiple hypothetical portfolios comprising the Basket Constituents measured over the previous six months. The re-weighting methodology seeks to identify the weights for each Basket Constituent that would have resulted in the hypothetical portfolio with the highest return over the relevant measurement period subject to an annualized volatility over the same period of 8% or less. Thus, the portfolio exhibiting the highest return with an annualized volatility of 8% or less is then selected, with the weighting for such portfolio applied to the Basket Constituents. In the event that none of the portfolios has an annualized volatility equal to or less than 8%, this volatility threshold is increased by 1% until a portfolio is selected.

     No assurance can be given that the investment strategy used to construct the Index will be successful or that the Index will outperform any alternative basket or strategy that might be constructed from the Basket Constituents. Furthermore, no assurance can be given that the Index will achieve its volatility target of 8%. The actual realized volatility of the Index may be greater or less than 8%.

     The Index is described as a “notional” or synthetic portfolio or basket of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index merely references certain assets, the performance of which will be used as a reference point for calculating the Index Level.

The Index Calculation Agent; Amendment of Rules; Limitation of Liability

     J.P. Morgan Securities Ltd. (“JPMSL”) or any affiliate or subsidiary designated by it will act as calculation agent for the Index (the “index calculation agent”). The index calculation agent’s determinations in respect of the Index and interpretation of the Rules will be final. The Rules may be amended from time to time at the discretion of JPMSL in its capacity as index calculation agent.

     The index calculation agent will act in good faith and in a commercially reasonable manner with respect to the performance of its obligations and the exercise of its discretions pursuant to the Rules.

     While the Rules are intended to be comprehensive, ambiguities may arise. In such circumstances, the index calculation agent will resolve such ambiguities in a reasonable manner and, if necessary, amend the Rules to reflect such resolution.

     Neither the index calculation agent nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) will have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the Index and any use to which any person may put the Index or the Index Level. All determinations of the index calculation agent in respect of the Index shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the index calculation agent in respect of the Index, neither the index calculation agent nor any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

The Basket Constituents of the Index

     Subject to the occurrence of an Extraordinary Event (as defined below), the Basket Constituents are set out in Table 1 below. Table 1 also contains the Bloomberg ticker for each Basket Constituent for ease of identification, as well as the index sponsor of the relevant Basket Constituent (each, a “Basket Constituent Sponsor”) and currency in which each of the Basket Constituents is reported.

Table 1

	Basket Constituent	Basket Constituent Sponsor	Currency	Bloomberg Ticker

1	MSCI North America Gross Total	MSCI Inc.	USD	GDDUNA
Return Index

2	MSCI Europe Gross Total Return	MSCI Inc.	USD	GDDUE15
Index

3	MSCI Pacific Gross Total Return	MSCI Inc.	USD	GDDUP
Index

4	MSCI Emerging Markets Gross	MSCI Inc.	USD	GDUEEGF
Total Return Index

5	JPMorgan Emerging Markets Bond	J.P. Morgan Securities Inc.	USD	JPEMCOMP
	Index Plus Composite	(“JPMSI”)

6	Dow Jones–AIG Commodity	AIG Financial Products	USD	DJAIGTR
	Index Total ReturnSM	Corp. (“AIG-FP”) and
Dow Jones Company, Inc.
(“Dow Jones”)

7	GPR/JPMorgan High Liquidity	Global Property Research	USD	GPRJPHLU
	Global Property Index	B.V.

8	JPMorgan GBI Global Bond Total	JPMSI	USD	JHDCGBIG
Return Index Hedged into U.S.
Dollars

9	JPMorgan Cash Index USD 3 Month	JPMSI	USD	JPCAUS3M

Determining the Weights for the Basket Constituents

     The Index will be rebalanced on a pre-determined Index Business Day in the first week of January, April, July and October of each year (each such day a “Re-weighting Date”), subject to adjustment if an Index Market Disruption Event has occurred and is continuing.

     An “Index Business Day” is a day which is (a) a Dealing Day for each of the Basket Constituents and (b) a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, New York and Tokyo and a day on which the TARGET System is operating.

(a)	Identifying the Performance Observation Periods

     The weights assigned to the Basket Constituents are determined two Index Business Days before the Re-weighting Date (“Re-weighting Selection Date”), subject to adjustment. These weights are based on the returns and volatilities of multiple hypothetical portfolios comprising the Basket Constituents over the period of 126 Week Days prior to and including each Re-weighting Selection Date, as identified by the index calculation agent (each, a “Performance Observation Period”).

     A “Week Day” is any day other than a Saturday or a Sunday.

(b)	Identifying the Unique Portfolio for each Performance Observation Period

     With respect to the Performance Observation Period identified by the index calculation agent, on each Re-weighting Selection date k, the index calculation agent selects the weights in order to identify the hypothetical portfolio with the strongest performance that has an annualized volatility of 8% or less (subject to adjustment) by the following methodology:

     1. The index calculation agent obtains the Closing Level of each Basket Constituent for each Week Day during the relevant Performance Observation Period. If any such Week Day is not a Dealing Day with respect to a Basket Constituent, the Closing Level for that Basket Constituent in respect of such Week Day will be deemed to be the Closing Level for the Basket Constituent as of the immediately preceding Dealing Day for that Basket Constituent.

     “Closing Level,” means, in respect of a Basket Constituent and a Dealing Day, the official level of the Basket Constituent published by the Basket Constituent Sponsor on such Dealing Day.

     “Dealing Day” means, in respect of a Basket Constituent, a day upon which the Closing Level for such Basket Constituent is (or, but for the occurrence of an Index Market Disruption Event, would have been) scheduled to be calculated and published by the relevant Basket Constituent Sponsor.

     2. The index calculation agent identifies all possible Eligible Portfolios as described below under “Eligible Portfolio and Weighting Constraints.”

     3. The index calculation agent calculates the Performance of each such Eligible Portfolio over the relevant Performance Observation Period, which is equal to the sum of the weighted returns of each Basket Constituent (based on the weights assigned to the Basket Constituents in the relevant Eligible Portfolio) over the relevant Performance Observation Period.

     “Performance” means, in respect of an Eligible Portfolio and a Performance Observation Period, the performance of such Eligible Portfolio over such Performance Observation Period, as determined by the index calculation agent using the algorithm(s) set out in the Rules.

     4. The index calculation agent calculates the annualized realized volatility of each such Eligible Portfolio over the Performance Observation Period (the “Realized Volatility”) based on a pre-determined formula.

     5. The index calculation agent selects the Eligible Portfolio with the strongest performance over the relevant Performance Observation Period (with a precision of as many decimal places as necessary) that has an annualized realized volatility equal to or less than 8% (the “Realized Volatility Constraint”), which is subject to adjustment as described below. The Eligible Portfolio that satisfies these criteria is known as the “Unique Portfolio” for that Performance Observation Period.

     6. If none of the Eligible Portfolios has an annualized realized volatility equal to or less than the Realized Volatility Constraint, the index calculation agent will increase the Realized Volatility Constraint by one percent (1%) and repeat steps (4) and (5) above until a Unique Portfolio is selected. These steps may be repeated further until a Unique Portfolio is selected.

(c)	Determining the Weight to be assigned to each Basket Constituent on the relevant Re-weighting Date

     The weight assigned to each Basket Constituent as of any Re-weighting Date will be determined by the index calculation agent as the weight assigned to such Basket Constituent within the Unique Portfolio identified with respect to the immediately preceding Re-weighting Selection Date (the “Weight”).

     The effective Weight of each of the Basket Constituents within the Index may fluctuate during the period from one Re-weighting Date to the next Re-weighting Date due to movements in the level of the Basket Constituents.

(d)	Eligible Portfolio and Weighting Constraints

     An “Eligible Portfolio” is any hypothetical portfolio of Basket Constituents that comprises all nine (9) of the Basket Constituents and which satisfies the following (the “Weighting Constraints”):

(i) The minimum possible Weight assigned to any Basket Constituent is 0%;

(ii) The Weight assigned to each Basket Constituent is an integer multiple of 5%;

(iii) The maximum possible Weight assigned to any Basket Constituent is 25%; except that the maximum possible Weight for the JPMorgan Cash Index USD 3 Month is 50%;

(iv) The sum of the Weights assigned to MSCI North America Gross Total Return Index, MSCI Europe Gross Total Return Index and MSCI Pacific Gross Total Return Index will not be greater than 50%;

(v) The sum of the Weights assigned to JPMorgan GBI Global Bond Total Return Index Hedged into U.S. Dollars and JPMorgan Cash Index USD 3 Month will not be greater than 50%; and

(vi) The sum of the Weights assigned to all the Basket Constituents will be equal to 100%.

The following table summarizes the Weighting Constraints described above.

Table 2

	Sector Cap	Basket Constituent	Asset Cap

1	Developed Equity	MSCI North America Gross Total Return Index	25%
	50%
2		MSCI Europe Gross Total Return Index	25%

3		MSCI Pacific Gross Total Return Index	25%

4	Emerging Markets	MSCI Emerging Markets Gross Total Return Index	25%
	50%
5		JPMorgan Emerging Markets Bond Index Plus Composite	25%

6	Alternative	Dow Jones–AIG Commodity Index Total ReturnSM	25%
	Investments
7	50%	GPR/JPMorgan High Liquidity Global Property Index	25%

8	Global Debt 50%	JPMorgan GBI Global Bond Total Return Index Hedged into U.S. Dollars	25%

9		JPMorgan Cash Index USD 3 Month	50%

     Consequently, the Weight assigned to each Basket Constituent (other than the JPMorgan Cash Index USD 3 Month) in an Eligible Portfolio may be any of 0%, 5%, 10%, 15%, 20% and 25%, while the Weight assigned to the JPMorgan Cash Index USD 3 Month may be any of 0%, 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45% or 50%, provided that Weighting Constraints (iv), (v) and (vi) are satisfied.

Calculation of the Index Level

     Unless an Index Market Disruption Event has occurred and is continuing, the Index Level will be calculated by the index calculation agent on each Index Business Day.

     On July 2, 2007 (the “Start Date”), the Index comprised notional holdings in each of the Basket Constituents with Weights determined on June 28, 2007 (being the Re-weighting Selection Date in respect of the Start Date) in accordance with “Determining the Weights for the Basket Constituents” above. On the Start Date, the Index Level was set at 100.

     On each Index Business Day from but excluding the immediately preceding Re-weighting Date to and including the next following Re-weighting Date, the Index Level will be calculated according to the following formula:

     where:

      means the Index Level on Index Business Day t;

      means the Index Level on Re-weighting Date k;

     where:

means the closing level of Basket Constituent i on Index Business Day t;

means the closing level of Basket Constituent i on Re-weighting Date k;

means the Weight assigned to Basket Constituent i on Re-weighting Date k;

means the closing level of Basket Constituent 9 (JPMorgan Cash Index) on Index Business Day t;

means the closing level of Basket Constituent 9 (JPMorgan Cash Index) on Re-weighting Date k;

     The Index Level on any Index Business Day reflects the sum of the weighted returns of the Basket Constituents over the period between the immediately preceding Re-weighting Date and that Index Business Day, net of the return of the JPMorgan Cash Index USD 3 Month over the same period.

     The Bloomberg ticker symbol for the Efficiente Index is “EFJPUS8E.” The Index Level will be reported to two decimal places.

Index Market Disruption Events

     An “Index Market Disruption Event” means, in respect of a Basket Constituent and a Dealing Day, a failure by the Basket Constituent Sponsor to calculate and publish the Closing Level for the Basket Constituent on such Dealing Day, or any event that, in the determination of the index calculation agent, disrupts or impairs the ability of market participants generally to effect transactions in or obtain market values for any securities that comprise 20% or more of the level of the relevant Basket Constituent.

(e)	Disruption Affecting a Re-weighting Selection Date

     If a Re-weighting Selection Date is a Dealing Day on which an Index Market Disruption Event occurs or exists (a “Disrupted Day”) in respect of any Basket Constituent (each such Basket Constituent for these purposes, an “Affected Basket Constituent”), then the relevant Re-weighting Selection Date will remain the originally scheduled Re-weighting Selection Date and the Closing Level for each Affected Basket Constituent in respect of such Disrupted Day will be deemed to be the Closing Level for the Affected Basket Constituent as of the previous Dealing Day for the Affected Basket Constituent which was not a Disrupted Day.

(f)	Disruption Affecting a Re-weighting Date

     If any Re-weighting Date is a Disrupted Day in respect of any Basket Constituent then the relevant Re-weighting Date will be deemed to be the first following day that is a Dealing Day for all of the Basket Constituents and which is not a Disrupted Day for any Basket Constituent, unless the five Dealing Days for an Affected Basket Constituent immediately following the day originally scheduled to be the Re-weighting Date are Disrupted Days for such Affected Basket Constituent, in which case the fifth Dealing Day following the day originally scheduled to be the relevant Re-weighting Date will be deemed to be the relevant Re-weighting Date (notwithstanding that it is a Disrupted Day in respect of the Affected Basket Constituent), and the index calculation agent will re-weight the Index acting in good faith using such information and/or methods as it determines, in its reasonable discretion, are appropriate.

(g)	Disruption Affecting an Index Business Day

     If any Index Business Day is a Disrupted Day for one or more Basket Constituents, the index calculation agent may either:

(i) calculate its good faith estimate of the Index Level for such Index Business Day, using its good faith estimate of the level of the Affected Basket Constituent(s). Any such estimated level may be subject to correction on the first succeeding Index Business Day which is not a Disrupted Day in respect of any Basket Constituent; or

(ii) suspend the calculation and publication of the Index Level until the first succeeding Index Business Day which is not a Disrupted Day in respect of any Basket Constituent.

Extraordinary Events Affecting the Index and the Basket Constituents

     Certain events may have the effect of any one or more of the nine Basket Constituents set out in Table 1 above being succeeded to, being subject to a material change in its calculation or being cancelled. We refer to each of these events individually as an “Extraordinary Event.”

(a)	Successor Index

     If any Basket Constituent is (a) not calculated and announced by the Basket Constituent Sponsor for the relevant Basket Constituent, as specified in Table 1 above but is calculated and announced by a successor sponsor acceptable to the index calculation agent, or (b) replaced by a successor index using, in the determination of the index calculation agent, the same or a substantially similar formula for and method of calculation as used in the calculation of that Basket Constituent, then that Basket Constituent will be deemed to be the basket constituent so calculated and announced by that successor sponsor or that successor basket constituent, as the case may be.

(b)	Material Change to a Basket Constituent

     If on or prior to any Index Business Day, any Basket Constituent Sponsor makes a material change in the formula for or the method of calculating the relevant Basket Constituent or in any other way materially modifies that Basket Constituent (other than a modification prescribed in that formula or method to maintain that Basket Constituent in the event of changes in constituent stock and capitalization and other routine events), then the index calculation agent will calculate the Index Level using, in lieu of a published level for that Basket Constituent, the level for that Basket Constituent as at that Index Business Day as determined by the index calculation agent in accordance with the formula for and method of calculating that Basket Constituent last in effect prior to that change, but using only those component securities that comprised that Basket Constituent immediately prior to that change.

(c)	Basket Constituent Exclusion and Substitution

     If on or prior to any Index Business Day, any Basket Constituent Sponsor permanently cancels the relevant Basket Constituent, and no successor basket constituent exists, the index calculation agent will, in good faith, make such adjustment(s) that it determines to be appropriate to any variable, calculation methodology, valuation terms or any other rule in relation to the Index to account for such cancellation.

Corrections

     If (a) the Closing Level of any Basket Constituent as of any date which is published or otherwise made available by or on behalf of the relevant Basket Constituent Sponsor is subsequently corrected and such correction is published or otherwise made available by or on behalf of such Basket Constituent Sponsor; or (b) the index calculation agent identifies an error or omission in any of its calculations or determinations in respect of the Efficiente Index, then the index calculation agent may, if practicable and the index calculation agent determines acting in good faith that such correction, error or omission (as the case may be) is material, adjust or correct the relevant calculation or determination and/or the Index Level as of any Index Business Day to take into account such correction, if such correction is practicable and if the index calculation agent determines acting in good faith that such correction, error or omission is material.

BASKET CONSTITUENTS OF THE INDEX

MSCI Indices

     We have derived all information contained in this product supplement regarding the MSCI North America Gross Total Return Index, MSCI Europe Gross Total Return Index, MSCI Pacific Gross Total Return Index and MSCI Emerging Markets Gross Total Return Index (the “MSCI Indices”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

     The MSCI North America Gross Total Return Index, the MSCI Europe Gross Total Return Index, the MSCI Pacific Gross Total Return Index and the MSCI Emerging Markets Gross Total Return Index are reported by Bloomberg L.P. under the ticker symbols “GDDUNA,” “GDDUE15,” “GDDUP” and “GDUEEGF,” respectively.

Transition

     On March 28, 2007, MSCI announced changes to the methodology used by MSCI to calculate its Standard and Small Cap Indices. The transition of the Standard and Small Cap Indices to the MSCI Indices occurred in two phases, the first completed as of November 30, 2007 and the second completed as of May 30, 2008. The current index calculation methodology used to formulate the MSCI Indices (and which is also used to formulate the indices included in the MSCI Global Index Series) (the “MSCI Global Investable Market Indices Methodology”) was implemented as of June 1, 2008.

MSCI North America Gross Total Return Index

     The MSCI North America Gross Total Return Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in North America. As of December 31, 2008, the MSCI North America Gross Total Return Index consisted of the following two developed market country indices: Canada and United States of America.

MSCI Europe Gross Total Return Index

     The MSCI Europe Gross Total Return Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. As of December 31, 2008, the MSCI Europe Gross Total Return Index consisted of the following 16 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

MSCI Pacific Gross Total Return Index

     The MSCI Pacific Gross Total Return Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in the Pacific region. As of December 31, 2008, the MSCI Pacific Gross Total Return Index consisted of the following 5 developed market country indices: Australia, Hong Kong, Japan, New Zealand and Singapore.

MSCI Emerging Markets Gross Total Return Index

     The MSCI Emerging Markets Gross Total Return Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. As of December 31, 2008, the MSCI Emerging Markets Gross Total Return Index consisted of the following 24 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. MSCI has announced that the MSCI Pakistan Index will be removed from the MSCI Emerging Markets Gross Total Return Index as of the close of December 31, 2008.

Constructing the MSCI Global Investable Market Indices

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     The “relevant market” with respect to a single country index is equivalent to the single country, except in DM-classified countries in Europe (as described below), where all such countries are first aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the MSCI Global Investable Market Indices Methodology.

     The “relevant market” with respect to a composite index includes each of the single countries which comprise the composite index.

     The “Equity Universe” is the aggregation of all Market Investable Equity Universes. The “DM Investable Equity Universe” is the aggregation of all the Market Investable Equity Universes for Developed Markets.

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

     The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small);

  Standard Index (Large + Mid);

  Large Cap Index;

  Mid Cap Index; and

  Small Cap Index.

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

MSCI Total Return Indices With Gross Dividends

     The MSCI Total Return Indices measure the market performance, including both price performance and income from dividend payments. The MSCI Daily Total Return (DTR) Methodology reinvests dividends in the indices on the day the security is quoted ex-dividend (xd-date). Indices with gross dividends approximate the maximum possible dividend reinvestment. The amount reinvested is the entire dividend distributed to individuals resident in the country of the company, but does not include tax credits.

Index Maintenance

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

    updating the indices on the basis of a fully refreshed Equity Universe;

    taking buffer rules into consideration for migration of securities across size and style segments; and

    updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

    including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

    allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

    reflecting the impact of significant market events on FIFs and updating NOS.

     QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

     The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November. The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. All changes resulting from corporate events are announced prior to their implementation.

     The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., U.S. Eastern Standard Time.

     In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

     In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

     Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for the next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

     Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

The MSCI Indices Are Subject to Currency Exchange Risk

     Because the prices of some or all of the stocks that make up the MSCI Indices (the “Component Securities”) are converted into U.S. dollars for the purposes of calculating the value of the MSCI Indices, holders of the notes will be exposed to currency exchange rate risk with respect to the currencies in which the Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI Indices denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of such MSCI Indices. Conversely, if the U.S. dollar strengthens against such currencies, the value of such MSCI Indices will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI Indices, and any negative currency impact on the MSCI Indices may significantly decrease the value of the notes. The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI Indices, which are converted into U.S. dollars.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Indices, which is owned and published by MSCI, in connection with certain securities, including the notes.

     THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

The JPMorgan Emerging Markets Bond Index Plus Composite

     We have derived all information contained in this product supplement regarding the JPMorgan Emerging Markets Bond Index Plus Composite (“EMBI+ Composite”), including, without limitation, its make-up, method of calculation and changes in its components, from information supplied by J.P. Morgan Securities Inc. (“JPMSI”). Such information reflects the policies of, and is subject to change by JPMSI. We make no representation or warranty as to the accuracy or completeness of such information. The EMBI+ Composite was developed by JPMSI and is calculated, maintained and published by JPMSI. JPMSI has no obligation to continue to publish, and may discontinue the publication of, the EMBI+ Composite.

     The EMBI+ Composite is reported by Bloomberg L.P. under the ticker symbol “JPEMCOMP.”

     Launched on December 31, 1993, EMBI+ Composite is intended to track total returns for actively traded external debt instruments in emerging markets. EMBI+ Composite is constructed as a “composite” of its few markets: U.S. dollar denominated Brady bonds, Eurobonds, and traded loans issued by sovereign entities. These steps are followed in the construction:

(i)	A daily total return for each single instrument is computed.

(ii)	For each market, an arithmetic, market-capitalization-weighted average of the daily total returns of the constituent instruments is constructed.

(iii)	An arithmetic, market-capitalization-weighted average of the four market’s average daily total returns, calculated above, is constructed. The result is a “composite” return for the overall EMBI+ Composite market.

Summary of Inclusion Criteria

     The following is a summary of the criteria for selecting the countries and instruments for inclusion in the EMBI+ Composite:

Country requirements	Rated Baa1/BBB+ or under by Moody’s Investors Service (“Moody’s”) and Standard &Poor’s (“S&P”) rating agencies

Instrument Requirements

Minimum issue size	$500 million

Maturity requirement for initial entry	At least 2.5 years until maturity

Maturity requirement to maintain inclusion	At least 1 year until maturity

Liquidity criteria	Must pass a series of liquidity tests (a minimum bid/ask price and specific number of interdealer broker quotes)

Face amount constrained	No

Includes quasi-sovereigns	No

Index inclusion selection process

     To be included in the EMBI+ Composite, instruments must meet both eligibility and liquidity requirements. Only those instruments that satisfy all of the following defined criteria will be eligible for inclusion in the EMBI+ Composite:

  Instrument type;

  Issuer type classification;

  Currency denomination;

  Credit rating criteria;

  Current face amount outstanding;

  Remaining time until maturity;

  Legal jurisdiction;

  Settlement method;

  Quantifiable source of cash flow return (each, an “eligibility” requirement); and

  Liquidity ranking (the “liquidity” requirement).

(a)	Instrument Type

     The EMBI+ Composite includes both fixed and floating-rate instruments, as well as capitalizing/amortizing bonds or loans. Bonds or loans with embedded options and warrants are eligible for inclusion if (a) the options/warrants are attached to instruments that would otherwise be included in the EMBI+ Composite and (b) the quotation convention (as recommended by the Emerging Markets Traders Association (the “EMTA”) is for instrument prices to be quoted cum options or warrants. Convertible bonds are not eligible for inclusion in the EMBI+ Composite.

(b)	Issuer type classification

     The EMBI+ Composite includes only bonds or loans issued by sovereign entities from countries satisfying the eligibility requirements. Quasi-sovereigns are not eligible for the EMBI+ Composite even if the entity is 100% owned by the government. Instruments issued by municipalities or provinces are also not eligible for inclusion. Instruments will not be eligible for inclusion if their credit has been improved by (a) the giving of collateral over commercial receivables or (b) the giving of a guarantee from a guarantor which is not a subsidiary of the eventual obligor or loans or the parent company/beneficiary of the issuer of the instrument. For the avoidance of doubt, bonds or loans that are secured in part by U.S. Treasuries (e.g., Brady bonds) are eligible for inclusion.

     Where financing vehicles are used, bonds or loans may be included in the EMBI+ Composite if either (1) bond or loan is guaranteed by an issuer eligible for inclusion in the EMBI+ Composite or (2) the transaction is structured as a pass-through where the creditor of the financing vehicle has full recourse to the underlying loan or bond between the financing vehicle and the final obligor, which itself must be an issuer eligible for inclusion in the EMBI+ Composite. In order to avoid double counting of instruments, a bond or loan that is issued by a financing vehicle is only eligible for inclusion in the EMBI+ Composite if the underlying loan or bond is not itself included in the Index.

(c)	Currency denomination

     Only those instruments denominated in U.S. dollars are considered for inclusion in the EMBI+ Composite. Instruments denominated in U.S. dollars where the amount of coupon or redemption payment is linked to an exchange rate are not eligible for inclusion.

(d)	Credit rating criteria

     Eligible instruments are determined by the rating assigned by Moody’s and S&P to the bond or loan’s originating country. Since the EMBI+ Composite covers external-currency debt, JPMSI has defined emerging markets countries according to their ability to repay external-currency denominated debt. A country must be rated Baa1/BBB+ or below in its long-term foreign currency rating for its instruments to be included in and remain in the EMBI+ Composite. When a country receives a rating of A-/A3 or higher from Moody’s and S&P, it is dropped from the EMBI+ Composite at the next month-end rebalancing date.

(e)	Current face amount outstanding

     Only instruments with a current face amount outstanding of $500 million or more will be considered for inclusion in the EMBI+ Composite. If an instrument’s current face amount outstanding falls below this requirement (due to either a partial or full repayment of the outstanding debt by the sovereign or the amortization of principal), the instrument will be removed from the EMBI+ Composite at the next month-end rebalancing date. The reverse also holds true. Instruments that, through reopenings, increase in size to satisfy the minimum current face amount outstanding requirement are then considered for inclusion in the EMBI+ Composite at the next month-end rebalancing date.

(f)	Time until maturity

     An instrument may only be included in the EMBI+ Composite as long as its remaining time to maturity is greater than 2.5 years at the time at which it satisfies the criteria for inclusion in the EMBI+ Composite. Once an instrument is added to the EMBI+ Composite, it may remain there up until 12 months prior to maturity, provided it continues to meet the inclusion criteria. An instrument that has been removed from the EMBI+ Composite is not eligible for inclusion in the EMBI+ Composite for 12 months after it has been removed.

(g)	Legal Jurisdiction

     Inclusion in the EMBI+ Composite is limited to instruments with legal jurisdiction that is domestic to a G7 country.

(h)	Settlement Method

     Instruments in the EMBI+ Composite must be able to settle internationally (either through Euroclear or another institution domiciled outside the issuing country).

(i)	Quantifiable source of cash flow return

     JPMSI reserves the right to exclude from the composition of the EMBI+ Composite any instrument that it considers to have a cash flow structure from which verifiable daily returns or other statistics (i.e., yield, spreads) cannot be calculated.

(j)	Liquidity Ranking

     Once the eligibility requirements are met, liquidity criteria are applied to the remaining universe of instruments. JPMSI looks at three attributes to determine liquidity ratings: (1) size of the issue, (2) average monthly bid/ask spread, and (3) number of designated brokers providing daily quotes.

     The following table summarizes the liquidity ratings applied to the remaining universe of instruments to determine when instruments are added or dropped from the EMBI+ Composite:

Rating	Definition

L1	$2 billion face amount outstanding minimum, average bid/ask spread <= 3/8 point, and quoted by 100% of all designated brokers

L2	$1 billion face amount outstanding minimum, average bid/ask spread <= 3/4 point, and quoted by at least 1/2 of the designated brokers

L3	$500 million face amount outstanding minimum, average bid/ask spread <= 1 1/2 points, and quoted by at least 1/4 of the designated brokers

L4	$500 million face amount outstanding minimum, average bid/ask spread <= 3 points, and quoted by at least 1 designated broker

L5	$500 million face amount outstanding minimum, average bid/ask spread => 3 points, and not quoted by any designated brokers

     For an instrument to be added to the EMBI+, it must be rated:

    L1 for 1 month, or

    L2 or higher for 3 consecutive months, or

    L3 or higher for 6 consecutive months.

     For an instrument to be dropped to the EMBI+, it must be rated:

    L4 for 6 consecutive months, or

    L5 for 1 month

Timing of the addition of new issues

     A new instrument that meets all of the eligibility and liquidity requirements is added to the EMBI+ Composite on the first month-end business day after its issuance, provided its issue date falls before the 15th of the month. A new instrument whose issue date falls on or after the 15th of the month is added to the EMBI+ Composite on the last business day of the next month.

     There are two exceptions to the rule. The first exception applies to a new instrument that is released as part of a debt exchange program. For example, assume a country exchanges a portion of its outstanding debt for a new instrument after the 15th of the month. At the month-end rebalancing date immediately following this event, the amount of debt retired in this exchange would be removed from the EMBI+ Composite, and the new instrument would be added to the EMBI+ Composite. The second exception concerns securities issued pursuant to Regulation S of the Securities Act of 1933 (the “Securities Act”). An instrument that is issued solely pursuant to Regulation S of the Securities Act and not pursuant to Rule 144A of the Securities Act will be ineligible for inclusion in the EMBI+ Composite until the expiration of the relevant Regulation S distribution compliance period.

     In extreme cases, an intra-month rebalancing can occur, where the EMBI+ Composite is rebalanced before the end of the month. An intra-month rebalancing is triggered when:

    more than $6 billion of the face amount of EMBI+ Composite bonds are exchanged; or

    more than 2/3 of the face amount of any one of the most liquid (identified as bonds with an L1 rating) EMBI+ Composite bonds is exchanged.

     If an announcement is made for an instrument to be called, it is removed the month end prior to its call date on the basis of having less than 12 months remaining until maturity. If an announcement is not made in time for the instrument to be removed the month end prior to its call date, it will be removed the first month end following the announcement, unless the amount to be called triggers an intra-month rebalancing in accordance with the circumstances described above relating to intra-month rebalancing in accordance with the circumstances described above relating to intra-month rebalancing.

Weighting of Instruments

     The weight of each instrument in the EMBI+ Composite is determined by dividing the instrument’s market capitalization by the total market capitalization for all instruments in the EMBI+ Composite. The result represents the weight of the instrument expressed as a percentage of the EMBI+ Composite. Country weights for the EMBI+ Composite are calculated by aggregating the weights of the instruments for each country. The market capitalization of each instrument is calculated by multiplying its face amount outstanding by its bid-side settlement price. Face amounts outstanding for each instrument are updated at each month-end in order to reflect market events (e.g., such as reopenings or buybacks) that have increased or decreased the instrument’s available supply.

Daily Production of the EMBI+ Composite

     The EMBI+ Composite is priced at 3:00 p.m. Eastern Standard Time (EST) every business day of the year. Business days are based on the U.S. bond market calendar set by the EMTA.

Dow Jones-AIG Commodity Index Total ReturnSM

     We have derived all information contained in this product supplement regarding the Dow Jones–AIG Commodity Index Total ReturnSM, including, without limitation, its make-up, method of calculation and changes in its components from (i) publicly available sources and (ii) a summary of the Dow Jones–AIG Commodity IndexSM Handbook (a document that is considered proprietary to Dow Jones and AIG Financial Products (“AIG-FP”) and is available to those persons who enter into a license agreement available at www.aigfp.com/home/commodities). Such information reflects the policies of, and is subject to change by, Dow Jones and AIG-FP. We make no representation or warranty as to the accuracy or completeness of such information. You, as an investor in the notes, should make your own investigation into the Dow Jones–AIG Commodity Index Total ReturnSM, AIG-FP and Dow Jones. Dow Jones and AIG-FP are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. Dow Jones and AIG-FP have no obligation to continue to publish the Dow Jones–AIG Commodity Index Total ReturnSM, and may discontinue publication of the Dow Jones–AIG Commodity Index Total ReturnSM at any time in their sole discretion.

     The Dow Jones–AIG Commodity Index Total ReturnSM is reported by Bloomberg L.P. under the ticker symbol “DJAIGTR.”

Overview

     The Dow Jones–AIG Commodity IndexSM was introduced in July of 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Dow Jones–AIG Commodity Index Total ReturnSM is based on the Dow Jones–AIG Commodity IndexSM, which currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see “The Commodity Futures Markets.” The commodities included in the Dow Jones–AIG Commodity IndexSM for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc. Futures contracts and options on futures contracts on the Dow Jones–AIG Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

     The Dow Jones–AIG Commodity IndexSM and the Dow Jones–AIG Commodity Index Total ReturnSM are proprietary indices that Dow Jones and AIG-FP developed and that Dow Jones, in conjunction with AIG-FP, calculates. The methodology for determining the composition and weighting of the indices and for calculating their value is subject to modification by Dow Jones and AIG-FP at any time.

     A “DJ-AIG Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones–AIG Commodity Index Total ReturnSM”) for the Index Commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index Commodities for 2008, if the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-AIG Business Day will not exist.

     AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones–AIG Commodity Index Total ReturnSM, as well as commodities, including commodities included in the Dow Jones–AIG Commodity Index Total ReturnSM. For information about how this trading may affect the value of the Dow Jones–AIG Commodity Index Total ReturnSM, see “Risk Factors — Trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the and the underlying commodities may affect the level of the Dow Jones–AIG Commodity Index Total ReturnSM.”

The Dow Jones–AIG Commodity IndexSM Supervisory and Advisory Committees

     Dow Jones and AIG-FP have established the Dow Jones–AIG Commodity IndexSM Supervisory Committee and the Dow Jones–AIG Commodity IndexSM Advisory Committee to assist them in connection with the operation of the Dow Jones–AIG Commodity IndexSM. The Dow Jones–AIG Commodity IndexSM Supervisory Committee is comprised of three members, two of whom are appointed by AIG-FP and one of whom is appointed by Dow Jones, and makes all final decisions related to the Dow Jones–AIG Commodity IndexSM, with advice and recommendations from the Advisory Committee. The Dow Jones–AIG Commodity IndexSM Advisory Committee includes six to twelve members drawn from the financial, academic and legal communities selected by AIG-FP. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones–AIG Commodity IndexSM for the coming year. These committees may also meet at such other times as may be necessary.

     As described in more detail below, the Dow Jones–AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones–AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones–AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones–AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced.

     For example, the composition of the Dow Jones–AIG Commodity IndexSM for 2008 was approved by the Dow Jones–AIG Index Oversight Committee in August of 2007 and published on August 3, 2007. The January 2008 reweighting and rebalancing is based on the following percentages:

The Dow Jones–AIG Commodity IndexSM 2008 Commodity Index Percentages

COMMODITY	WEIGHTING

Crude Oil	13.156592%
Natural Gas	12.237084%
Soybeans	7.628541%
Gold	7.396190%
Aluminum	7.107971%
Copper	7.040516%
Corn	5.663457%
Live Cattle	4.887400%
Wheat	4.703406%
Heating Oil	3.822525%
Unleaded Gasoline	3.783798%
Sugar	3.185145%
Zinc	3.033016%
Coffee	3.001585%
Soybean Oil	2.811933%
Nickel	2.791708%
Silver	2.721423%
Lean Hogs	2.548123%
Cotton	2.479588%

     Information concerning the Dow Jones–AIG Commodity IndexSM, including weightings and composition, may be obtained at the Dow Jones web site (www.djindexes.com). Information contained in the Dow Jones web site is not incorporated by reference in, and should not be considered part of, this product supplement or any terms supplement.

Four Main Principles Guiding the Creation of the Dow Jones–AIG Commodity IndexSM

     The Dow Jones–AIG Commodity IndexSM was created using the following four main principles:

    ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Dow Jones–AIG Commodity IndexSM uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The Dow Jones–AIG Commodity IndexSM primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Dow Jones–AIG Commodity IndexSM also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves. The Dow Jones–AIG Commodity IndexSM thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

    DIVERSIFICATION. A second major goal of the Dow Jones–AIG Commodity IndexSM is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro- economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Dow Jones–AIG Commodity IndexSM is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

    CONTINUITY. The third goal of the Dow Jones–AIG Commodity IndexSM is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones–AIG Commodity IndexSM from year to year. The Dow Jones–AIG Commodity IndexSM is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones–AIG Commodity IndexSM.

    LIQUIDITY. Another goal of the Dow Jones–AIG Commodity IndexSM is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones–AIG Commodity IndexSM can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

     These four principles represent goals of the Dow Jones–AIG Commodity IndexSM and its creators, and there can be no assurance that these goals will be reached by either Dow Jones or AIG-FP.

Composition of the Dow Jones–AIG Commodity IndexSM — Commodities Available for Inclusion

     A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones–AIG Commodity IndexSM and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

     As of the date of this product supplement, the 23 commodities available for inclusion in the Dow Jones–AIG Commodity IndexSM were aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat and zinc.

     The 19 Index Commodities for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

     A futures contract known as a Designated Contract is selected for each commodity available for inclusion in the Dow Jones–AIG Commodity IndexSM. With the exception of several LME contracts, where the Dow Jones–AIG Commodity IndexSM Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Dow Jones–AIG Commodity IndexSM Supervisory Committee selects the futures contract that is traded in the United States and denominated in dollars. If more than one such contract exists, the Dow Jones–AIG Commodity IndexSM Supervisory Committee selects the most actively traded contract. Data concerning each Designated Contract is used to calculate the Dow Jones–AIG Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract. The Dow Jones–AIG Commodity IndexSM Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones–AIG Commodity IndexSM, pursuant to special meetings. Please see “Risk Factors – AIG Financial Products may be required to replace a designated contract underlying the Dow Jones–AIG Commodity Index Total ReturnSM if the existing futures contract is terminated or replaced.”

     The Designated Contracts for 2008 Index Commodities are as follows:

Dow Jones–AIG Commodity IndexSM Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton
Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/pound
Copper**	High Grade Copper	COMEX***	25,000 lbs	cents/pound
Corn	Corn	CBOT	5,000 bushels	cents/bushel
Cotton	Cotton	NYBOT	50,000 lbs	cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel
Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon
Lean Hogs	Lean Hogs	CMEˆ	40,000 lbs	cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs	cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz.
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound
Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/pound
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending†	NYMEX	42,000 gal	cents/gallon
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	$/metric ton

*	The New York Board of Trade (“NYBOT”) located in New York City.
**	The Dow Jones–AIG Commodity IndexSM uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones–AIG Commodity IndexSM.
***	The New York Commodities Exchange (“COMEX”) located in New York City.
^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.
†	Represents a replacement of the New York Harbor Unleaded Gasoline contract. This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones–AIG Commodity IndexSM in April 2006.

     In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones–AIG Commodity IndexSM.

Commodity Groups

     For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones–AIG Commodity IndexSM are assigned to Commodity Groups. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil	Livestock	Lean Hogs
	Heating Oil		Live Cattle
Natural Gas
Unleaded Gasoline

Precious Metals	Gold	Grains	Corn
	Silver		Soybeans
	Platinum		Soybean Oil
Wheat

Industrial Metals	Aluminum	Softs	Cocoa
	Copper		Coffee
	Lead		Cotton
	Nickel		Sugar
Tin
Zinc

Dow Jones–AIG Commodity IndexSM Breakdown by Commodity Group

     The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones–AIG Commodity IndexSM set forth under “The Dow Jones–AIG Commodity IndexSM 2008 Commodity Index Percentages.”

Energy	33.00%
Precious Metals	10.12%
Industrial Metals	19.97%
Livestock	7.44%
Grains	20.81%
Softs	8.67%

Annual Reweightings and Rebalancings of The Dow Jones–AIG Commodity IndexSM

     The Dow Jones–AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones–AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones–AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones–AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced and implemented the following January.

Determination of Relative Weightings

     The relative weightings of the Index Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones–AIG Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones–AIG Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones–AIG Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones–AIG Commodity IndexSM (the “Index Commodities”) and their respective percentage weights.

Diversification Rules

     The Dow Jones–AIG Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones–AIG Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones–AIG Commodity IndexSM as of January of each year:

    No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones–AIG Commodity IndexSM.

    No single commodity may constitute more than 15% of the Dow Jones–AIG Commodity IndexSM.

    No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones–AIG Commodity IndexSM.

    No single commodity included in the Dow Jones–AIG Commodity IndexSM may constitute less than 2% of the Dow Jones–AIG Commodity IndexSM.

     Following the annual reweighting and rebalancing of the Dow Jones–AIG Commodity IndexSM in January, the percentage of any Index Commodity or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

     Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones–AIG Commodity IndexSM by calculating the new unit weights for each Index Commodity. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Dow Jones–AIG Commodity IndexSM, are used to determine a Commodity Index Multiplier (“CIM”) for each Index Commodity. This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

Dow Jones–AIG Commodity IndexSM

     The Dow Jones–AIG Commodity IndexSM is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones–AIG Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Dow Jones–AIG Commodity IndexSM is a mathematical process whereby the CIMs for the Index commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones–AIG Commodity IndexSM level to calculate the new Dow Jones–AIG Commodity IndexSM level.

Dow Jones–AIG Commodity Index Total ReturnSM

     The Dow Jones–AIG Commodity Index Total ReturnSM reflects the returns on a fully collateralized investment in the Dow Jones–AIG Commodity IndexSM. This combines the returns of the Dow Jones–AIG Commodity IndexSM with the returns on cash collateral invested in Treasury Bills. These returns are calculated by using the most recent weekly auction high rate for 3 Month U.S. Treasury Bills, as reported on the website wwws.publicdebt.treas.gov/AI/OFBills under the column headed “Discount Rate %” published by the Bureau of the Public Debt of the U.S. Treasury, or any successor source, which is generally published once per week on Monday.

     The Dow Jones–AIG Commodity Index Total ReturnSM level is published on each such day on Reuters page AIGCI1. Dow Jones–AIG Commodity Index Total ReturnSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP.

The Dow Jones–AIG Commodity IndexSM is a Rolling Index

     The Dow Jones–AIG Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-AIG Business Days each month according to a predetermined schedule. This process is known as “rolling” a futures position. The Dow Jones–AIG Commodity IndexSM is a “rolling index.”

Index Calculation Disruption Events

     From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones–AIG Commodity IndexSM will be adjusted in the event that AIG-FP determines that any of the following events (each, an “index calculation disruption event”) exists:

     (a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones–AIG Commodity IndexSM on that day;

     (b) the settlement price of any futures contract used in the calculation of the Dow Jones–AIG Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;

     (c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones–AIG Commodity IndexSM; or

     (d) with respect to any futures contract used in the calculation of the Dow Jones–AIG Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

     “Dow JonesSM,” “AIG®,” “Dow Jones–AIG Commodity IndexSM” “DJ-AIGCISM,” “Dow Jones–AIG Commodity Index Total ReturnSM” and “DJ-AIGCITR” are registered trademarks or service marks of Dow Jones & Company, Inc. and American International Group, Inc. (“American International Group”), as the case may be, and have been licensed for use for certain purposes by JPMorgan Chase & Co. The notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such products.

     Dow Jones, AIG-FP and JPMorgan Chase & Co. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones–AIG Commodity Index Total ReturnSM, which is published by Dow Jones and AIG-FP, in connection with certain products, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. None of Dow Jones, American International Group, AIG-FP or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates to JPMorgan Chase & Co. in connection with the notes is the licensing of certain trademarks, trade names and service marks and of the Dow Jones–AIG Commodity Index Total ReturnSM, which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to JPMorgan Chase & Co. or the notes. Dow Jones and AIG-FP have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones–AIG Commodity Index Total ReturnSM. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by JPMorgan Chase & Co., but which may be similar to and competitive with the notes. In addition, American International Group, AIG-FP and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Dow Jones–AIG Commodity Index Total ReturnSM and the Dow Jones–AIG Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones–AIG Commodity Index Total ReturnSM and the notes.

     This product supplement and the relevant terms supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones–AIG Commodity Index Total ReturnSM components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones–AIG Commodity Index Total ReturnSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. The information in this product supplement regarding the Dow Jones–AIG Commodity Index Total ReturnSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones–AIG Commodity Index Total ReturnSM components in connection with the notes. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones–AIG Commodity Index Total ReturnSM components, including, without limitation, a description of factors that affect the prices of such Dow Jones–AIG Commodity Index Total ReturnSM components, are accurate or complete.

     NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES–AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES–AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES–AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND JPMORGAN CHASE & CO., OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES.

The Commodity Futures Markets

     Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the Dow Jones–AIG Commodity Index Total ReturnSM are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

     There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

     By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

     Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

     U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Dow Jones–AIG Commodity Index Total ReturnSM has been composed exclusively of futures contracts traded on regulated exchanges.

GPR/JPMorgan High Liquidity Global Property Index

     We have derived all information contained in this product supplement regarding the GPR/JPMorgan High Liquidity Global Property Index (the “Property Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by Global Property Research B.V. (“GPR”). Such information reflects the policies of, and is subject to change by GPR. We make no representation or warranty as to the accuracy or completeness of such information. The Property Index was developed by GPR and is calculated, maintained and published by GPR. GPR has no obligation to continue to publish, and may discontinue the publication of, the Property Index.

     The Property Index is reported by Bloomberg L.P. under the ticker symbol “GPRJPHLU.”

     The Property Index is constructed by taking the 40 most liquid stocks included in the GPR 250 Index (the “GPR 250 Index”). Liquidity is measured by looking at the average daily traded volume in U.S. dollars of the stocks included in the GPR 250 Index over the previous 12 months. Companies are eligible for inclusion based on the following constraints:

  the minimum average daily trading volume exceeds $10 million U.S. dollars; and

  the Company’s free float, calculated as the share price times the available amount of shares outstanding of the company, is over $1 billion U.S. dollars.

     If the 40 companies selected as the most liquid from the GPR 250 Index do not satisfy each of the above constraints, then the Property Index will be comprised of less than 40 stocks (i.e., selection is limited to only those that satisfy the constraints).

     The Property Index was launched on December 31, 1999. An annual management fee of 0.0011% per day (being approximately 0.40% per annum), is subtracted from the total return calculation on a daily basis without affecting the weights of the individual companies. The weighting of stocks included in the Property Index will be calculated quarterly on the basis of the free float market capitalization of these stocks on the date the adjustment is announced.

     As of December 9, 2008, the stocks included in the Property Index are as follows:

GPR/JPMorgan High Liquidity Global Property Index	Country	Weight
Stockland Trust Group	AUS	2.27%
Westfield Group	AUS	8.05%
Unibail-Rodamco	FRA	4.66%
The British Land Company PLC	GBR	2.11%
Hammerson Plc	GBR	1.05%
Land Securities Group PLC	GBR	3.44%
Liberty International PLC	GBR	1.09%
Hang Lung Properties Ltd	HKG	2.35%

GPR/JPMorgan High Liquidity Global Property Index	Country	Weight
Henderson Land Development Company Ltd.	HKG	1.25%
Sun Hung Kai Properties Ltd.	HKG	5.91%
Mitsubishi Estate Co. Ltd.	JPN	9.71%
Mitsui Fudosan Co. Ltd	JPN	6.28%
Sumitomo Realty & Development Co. Ltd.	JPN	3.38%
Tokyu Land Corp.	JPN	0.63%
CapitaLand Ltd	SGP	1.26%
Alexandria Real Estate Equities Inc.	USA	0.67%
AMB Property Corp	USA	1.07%
Apartment Invesment and Management Co.	USA	0.44%
AvalonBay Communities Inc.	USA	2.51%
Boston Properties Inc.	USA	2.81%
Camden Property Trust	USA	0.77%
Developers Diversified Realty Corp	USA	0.42%
Duke Realty Corp	USA	0.68%
Equity Residential	USA	4.70%
Essex Property Trust Inc.	USA	0.97%
Federal Realty Investment Trust	USA	1.78%
General Growth Properties	USA	0.16%
HCP, Inc.	USA	3.24%
Health Care REIT Inc.	USA	2.20%
Kimco Realty Corp.	USA	2.16%
Nationwide Health Properties Inc.	USA	1.25%
Prologis	USA	0.96%
Public Storage Inc.	USA	4.47%
Regency Centers Corp	USA	1.50%
SPG Properties Inc.	USA	5.42%
SL Green Realty Corp	USA	0.75%
Macerich Co.	USA	0.51%
UDR, Inc	USA	1.05%
Ventas Inc.	USA	1.96%
Vornado Realty Trust	USA	4.09%

The GPR 250 Index

     We have derived all information contained in this product supplement regarding the GPR 250 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by Global Property Research B.V. (“GPR”). Such information reflects the policies of, and is subject to change by GPR. We make no representation or warranty as to the accuracy or completeness of such information. The GPR 250 Index was developed by GPR and is calculated, maintained and published by GPR. GPR has no obligation to continue to publish, and may discontinue the publication of, the GPR 250 Index.

     The GPR 250 Index is intended to be representative of the movements in the worldwide property share market. The GPR 250 Index is a free flat market capitalization weighted index based on shares of 250 global property companies with the highest monthly trading volume, measured as the twelve month trading volume in U.S. dollars over the previous twelve months. The GPR 250 Index includes office, residential, retail, industrial, diversified, hotel and healthcare property companies. Companies are included for which at least 75% of operational turnover is derived from investment activities (property investment companies) or investment and development activities combined (hybrid property companies). In the latter case at least 25% of operational turnover needs to be derived from investment activities.

     Operational turnover is determined using figures of the latest available financial statements of the company. If operational turnover cannot be derived from these financial statements, property assets will serve as the criterion to determine inclusion. Dividends reflect gross dividend payments and are included in the GPR 250 Index at the ex-dividend date.

     Only stock exchange quoted companies are eligible for inclusion in the GPR 250 Index. Companies are eligible for inclusion in the GPR 250 Index when the Company’s free float is over 50 million U.S. dollars for two consecutive months, and when the free float percentage is at least 15% of the total number of shares. For newly listed companies, the free float market capitalization must rank among the top 150 companies to be included in the GPR 250 Index. Many listed companies are included in the GPR 250 Index at the closing price at the end of the first day of trading.

Calculation of the Property Index

     The Property Index is based on total return calculations. The components of total return are price return and dividend return. Share prices are closing prices established during normal, regulated trading on the stock exchange of primary listing. Dividends reflect gross dividend payments adjusted for withholding taxes at a percentage rate dependent per country according to STOXX Limited. Dividends are included in the Property Index at the ex-dividend date. Dividends paid out by a company are reinvested at the closing price on the ex-dividend date.

     Foreign exchange rates are official WM/Reuters London closing rates. If for any reason the stock price or a foreign exchange rate is not known or deemed to be unreliable, GPR will, after proper inquiries have been made with the relevant pricing source, calculate the Property Index on the basis of the most recent price for that stock or foreign exchange rate which is known to GPR.

Publication of the Property Index

     The current value of the Property Index will be published once a day. Index values calculated on non-trading days in the Netherlands will be published on the first trading day following calculation. All index values will remain indicative index values until the fifth trading day of the month following publication of the Property Index Value. Any changes in the indicative index values will be reported at that time. After the fifth trading day, no changes to the Property Index Value will occur.

     The base date of the GPR/JPMorgan High Liquidity Global Property Index is December 31, 1999 and the base value is 100.

     GPR reserves the right to delay publication of values of the Property Index or to suspend or cease publication, if in its opinion circumstances prevail which prevent the proper calculation of the Property Index.

Periodic Adjustments of the Property Index

     Adjustments to the selection and base weighting of the constituents in the Property Index will occur quarterly, with such adjustments being announced one month before occurrence of such adjustment. GPR will publish adjustments as well as a list of stocks replacing previously included stocks in the Property Index. The replacement list is ranked in order of first substitute and serves as a backup in case any companies do not meet the inclusion criteria in the time between publication of the adjustments and the occurrence of the adjustments. Any exclusion will be reported immediately.

Adjustments Relating to Corporate Actions

     In case of a merger or acquisition in which the companies involved are included in the Property Index, only the surviving company will continue to be included in the Property Index and its weight in the Property Index will depend on its free float market capitalization of the surviving company after the merger is complete. The Property Index will be adjusted following the merger by the reinvestment of shares and/or cash (if any) which would be received by a shareholder of the company and GPR will not assign another company for inclusion until the next quarterly adjustment date. Free float will be adjusted to publications following the offer. The final return will reflect the offer price or the latest trade; whichever is highest.

     In case of a merger or acquisition in which only one of the companies involved is in the Property Index, the company resulting from the merger or acquisition will have to comply with the eligibility criteria in order for the company to remain included in the Property Index. If the resulting company fails to meet these criteria, the company will be excluded, and (i) cash which would be received by a shareholder will be reinvested in the Property Index and (ii) the weighting ascribed to the other companies in the Property Index will be adjusted.

     After the occurrence of a de-merger of a company included in the Property Index, only the original entity will remain part of the Property Index. After a spin-off of part of a company included in the Property Index, only the original company will remain part of the Property Index. The spin-off will be treated as an initial public offering.

     In case of a suspension of trading in the shares of a company included in the Property Index, the price of the shares will remain fixed at the last trading price and the weight of the company in the Property Index will remain unchanged. In case the suspension eventually leads to a bankruptcy, the share price will be set to zero on the bankruptcy filing date. If the suspension continues until the next adjustment date, the shares will be removed from the Property Index at a price of zero.

License Agreement

     The index calculation agent has entered into an agreement with GPR providing the index calculation agent a non-exclusive license to use the Property Index, which is owned and published by GPR.

The JPMorgan GBI Global Bond Total Return Index Hedged Into U.S. Dollars

     We have derived all information contained in this product supplement regarding the JPMorgan GBI Global Bond Total Return Index Hedged Into U.S. Dollars (the “GBI Total Return Index”), including, without limitation, its make-up, method of calculation and changes in its components, from information supplied by J.P. Morgan Securities Inc. (“JPMSI”). Such information reflects the policies of, and is subject to change by, JPMSI. We make no representation or warranty as to the accuracy or completeness of such information. The GBI Total Return Index was developed by JPMSI and is calculated, maintained and published by JPMSI. JPMSI has no obligation to continue to publish, and may discontinue the publication of, the GBI Total Return Index.

     The GBI Total Return Index is reported by Bloomberg L.P. under the ticker symbol “JHDCGBIG.”

     JPMorgan Government Bond Indices (“GBI”), of which the GBI Total Return Index is a subset, consist of regularly-traded, fixed-rate, domestic government bonds of countries with liquid government debt markets. GBI are constructed according to a specific country, liquidity and/or maturity sector criteria to accommodate specific objectives and constraints of individual portfolio managers. The GBI Total Return Index was launched in 1989.

     The following is a summary of the features of the GBI:

Market Coverage

Countries:	Government bond issues from 13 local markets

Instruments Excluded:	Floating rate notes, perpetuals, bonds with less than one year to maturity, bonds targeted at the domestic market for tax purposes, bonds with callable, puttable or convertible features

Liquidity:	Benchmark, actively traded and regularly traded bonds. Excludes less active and illiquid bonds

Maturity:	Minimum remaining maturity of 1 year

Indices

By Type:	Total Return

By Liquidity:	Benchmark, Active, Traded

Maturity Sectors:	1-3, 3-5, 5-7, 7-10 and 10+ years

Hedged:	Based on one month rolling forward contracts

Statistics

     Yield, duration, convexity, remaining maturity, average coupon

Calculation Characteristics

Pricing:	Local market closing mid prices

FX rates:	4:00 p.m. London Time

Rebalancing:	Amounts outstanding updated at the beginning of the month only

Reinvestment:	Daily, fully invested index. Coupons reinvested

Security Weighting:	Individual securities weighted by current market capitalization

     Calculating the hedged return

     The GBI Total Return Index is calculated using the value of the GBI Total Return Index hedged into U.S. dollars on a daily basis, rather than the value of the total return GBI on an unhedged basis. The GBI mirrors the activity of investors investing in assets of one currency and then converting returns from those assets into another currency. Daily currency returns calculated from foreign exchange spot rates are compounded onto the total return index value in local currency to capture the return in foreign currency on an unhedged basis and is calculated as follows:

     where:

     Investors who hold bonds in foreign currency may protect their returns from foreign exchange risk using currency forward contracts which lock in the exchange rate between two currencies at some designated time in future. The GBI Total Return Index captures the return of the total return GBI on a hedged basis by 1) estimating the notional amount to be hedged and 2) calculating the hedged return as follows:

     (i) On the first business day of the month the notional amount to be hedged is determined based on an estimate of the return that will be achieved at the next rebalancing day. This estimate is based on the following assumptions:

    That interest income will accrue at the average coupon rate of the portfolio being hedged

    That principal return, or the monthly change in the ratio of par value to market value, will be zero

     This is illustrated as follows:

     (ii) The hedging calculation assumes that on rebalancing day, an investor purchases a forward contract to hedge the index value estimated for the end of the month. Then each day during the month, that forward contract is marked to market. The day to day return of the hedged index includes the following components:

    the return from the forward contract;

    the total return from the bonds which comprise the portfolio, in local currency; and

    the currency return applied to each of the above

     This continues until the process repeats again on the first day of the subsequent rebalance period (i.e., the hedge runs from rebalance day to rebalance day).

     This process is illustrated as follows:

Composition and Organization of GBI Total Return Index

     The GBI Total Return Index is composed of issues from 13 international bond markets actively traded by institutional investors. The constituent sovereign issuers were chosen based on their relatively liquid government debt markets with relative stability, active trading and scale. The calculation of the value of the GBI Total Return Index is intended to reflect actual changes in the value of a portfolio consisting of the same securities.

     In each market selected, the instruments included in the GBI Total Return Index must have fixed coupons, must be tradable and redeemable for cash and should not appeal exclusively to domestic investors for local tax or regulatory reasons.

(a)	Organization by Country

     GBI are organized by country. The GBI Total Return Index consists of 13 countries and has a base date of December 31, 1987. The composition of the GBI Total Return Index has been unchanged over time; however, the composition may change and we do not make any representation regarding changes to the GBI Total Return Index in the future. The following are the countries and respective weightings as of December 1, 2008:

Australia	0.279%
Belgium	2.439%
Canada	1.663%
Denmark	0.569%
France	7.603%
Germany	8.720%
Italy	8.271%
Japan	35.114%
Netherlands	1.923%
Spain	3.021%
Sweden	0.466%
United Kingdom	5.477%
United States	24.455%

(b)	Organization by Liquidity Sector

     The GBI are comprised only of liquid instruments, for which JPMSI has established and enforces liquidity criteria in the selection of referenced instruments. A certain issue of bonds may be illiquid even if it would otherwise meet the following liquidity criteria, for a variety of reasons, including that governments may restrict portions of a bond issue from trading publicly. The main liquidity criteria focus on ensuring that bonds are both investable and replicable. First, bonds must trade with enough frequency to prevent stale price quotations. Second, a two-way market must exist. Finally, investors should be able to replicate the index without incurring excessive transaction costs. The amount outstanding of a bond has no influence on the inclusion criteria, but generally for a market to exist the issue must be of a certain size, although this will vary from market to market.

     On a monthly basis, JPMSI local market representatives review the bond composition lists and assign each bond a liquidity according to the following criteria:

(i) Benchmark issues are the most liquid issues, recognized as market indicators. They are usually recent sizable new issues or reopened issues.

(ii) Active is the next level of liquidity, including all benchmark issues plus other issues with significant daily turnover usually including previous Benchmark issues.

(iii) Traded is the broadest level of liquidity, including all Benchmark and Active issues plus any other issues that meet the liquidity criteria discussed above.

     JPMSI regularly monitors the liquidity criteria of a bond. If the liquidity of a bond changes, it will be reflected in the next rebalancing.

(c)	Organization by Maturity Sector

     The GBI can be broken down into maturity sectors. Standard sectors of 1-3, 3-5, 5-7, 7-10 and 10+ years are the most commonly used. GBI includes only bonds with a remaining maturity of greater than 12 months. Each bond is assigned to one or more sectors based on the bond’s remaining maturity at the start of the month. For example, a specific bond can be part of the 1-3 sector and the 1-5 sector. The composition of each maturity sector will remain unchanged until the next index rebalancing. As bonds mature, they will migrate from sector to sector, e.g., a 10 year bond will start in the 7-10 sector, and over time, will move to the 5-7 and then to the 3-5. At the rebalance date, bonds must have at least 12 months remaining for the whole of the following month to be included in the GBI.

Calculations of Bonds Included in the GBI

     All calculations in respect of the bonds included in the GBI are according to local market convention, using parameters relevant to each specific bond (e.g., ex-dividend rules, settlement conventions etc.). GBI return calculations reflect the actual changes in the value of a portfolio consisting of the same securities. GBI are available on a next day basis. Each issue’s price, which includes accrued interest, is a mid-rate and is taken at close of business in the local JPMorgan office for all markets except Australia, Denmark, Ireland, New Zealand, Portugal and Sweden where a third-party source is used. All spot and forward rates are supplied by the WMCompany at 4:00 p.m. London time. Accrued interest is calculated according to the country-specific market conventions on a settlement day basis.

     GBI measures the changing value of an index portfolio by weighting the total return of each constituent bond by the market value on the previous day. Bond specific information is aggregated to the portfolio level using weights based on current daily market capitalization. To calculate bond weights in portfolios consisting of bonds of more than one currency, market capitalization must be converted to a common currency. Each weight is equal to the amount outstanding at the beginning of each month multiplied by the security’s net price plus accrued interest (gross price).

     In addition to monitoring returns, GBI uses a variety of statistics to compare fixed income instruments, including yield to maturity (an estimate of the annualized total return that an investor will receive if a bond is held until maturity), duration and convexity (each a measure of a bond’s price sensitivity to small changes in interest rates). Like returns, each of these statistics is weighted based on current daily market capitalization. Individual bond statistics are calculated according to market convention.

     Daily bond price quotes include both clean prices, which are quoted in the market, and accrued interest. The daily return on a bond measures the change in price between two days. Total return is based on changes in both the clean price and accrued interest. Daily returns are always calculated between consistent portfolios.

     A new index value is determined by a return to the old index value:

     New Index = Old Index (1 + return)

     To calculate the total return on a GBI index, at initialization an index is given a base value of 100; and daily returns are then applied:

     Indext = Indext-1 x Total Returnt + Indext -1

     where:

     Indext ,Indext-1 means the Index level on day t or day t-1, respectively

     GBI returns may be calculated on the basis of total return (which takes into account both interest and principal), principal return only or interest return only. Accrued interest is calculated according to market convention, on a settlement day basis. To mirror the activity of international investors, index returns are either calculated in local currency or may be calculated in a variety of foreign currencies on either an unhedged or a hedged basis.

Reinvestment of Coupons

     GBI coupons are always fully reinvested. All coupons received are immediately invested back into the local market until the next index rebalancing. JPMSI captures this reinvestment in its calculations by adding the coupon value into return calculations on the coupon date. The exact calculation for the reinvestment of coupons will vary depending on the rules applicable in the country issuing the bond.

Monthly Rebalancing

     GBI indices are rebalanced monthly at the close of business on the first business day of the month, at which time a forward rate is purchased and such forward rate is then marked to market each day throughout the month until the next rebalancing occurs. No changes are made to the composition of the GBI indices mid-month. As part of rebalancing, each bond is assigned to a maturity sector based upon its maturity as compared to the rebalance date. The maturity sector designations also remain fixed for the entire month until the next rebalancing. As bonds age, they migrate from sector to sector at rebalancing.

     Local market representatives monitor market activity and monthly specify appropriate changes to the GBI composition, which take effect on the next rebalancing date. Changes to bond composition reflect auctions of new issues and re-openings and buybacks of existing issues. In addition, local market representatives monitor trading activity and make changes to the liquidity designations of specific bonds. For example, if it observes that a bond is no longer the current benchmark, it will update that bond’s liquidity from benchmark to active.

The JPMorgan Cash Index USD 3 Month

     We have derived all information contained in this product supplement regarding the JPMorgan Cash Index USD 3 Month (“JPM Cash Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by J.P. Morgan Securities Inc. (“JPMSI”). Such information reflects the policies of, and is subject to change by, JPMSI. We make no representation or warranty as to the accuracy or completeness of such information. The JPM Cash Index was developed by JPMSI and is calculated, maintained and published by JPMSI. JPMSI has no obligation to continue to publish, and may discontinue the publication of, the JPM Cash Index.

     The JPM Cash Index is reported by Bloomberg L.P. under the ticker symbol “JPCAUS3M.”

     The JPM Cash Index measures the total return performance of constant maturity euro-currency deposits from rolling over a euro-currency deposit every business day. The JPM Cash Index is calculated daily for three-month deposits for the United States. The JPM Cash Index has been constructed from December 31, 1985 using daily data. From September 1, 1990 forward, the JPM Cash Index has used quotes for the LIBOR rates for the United States from the British Bankers Association (see Reuters page LIBOR01). To calculate 3-month LIBOR, the BBA collects U.S. Dollar offered rates for deposits in the London interbank market with maturities of 3 months at 11:00 a.m., London time on each London business day from 16 designated banks. The top quartile and bottom quartile market quotes are disregarded and the middle two quartiles are averaged: the resulting “spot fixing” is the BBA 3-month LIBOR rate for that business day.

     The returns to euro-currency deposits are highly correlated with the returns to domestic money market instruments because the two markets are well arbitraged. Therefore, the euro-currency indices are representative of the domestic money markets returns.

     JPMSI only includes deposits with standard maturities because other quotes are typically a linear interpolation between two standard maturity deposits. Therefore, adding deposits with nonstandard maturities offers no additional information.

     The JPM Cash Index has a relatively constant maturity. The JPM Cash Index assumes JPMSI rolls over the corresponding deposit every business day. The maturity or duration of the JPM Cash Index is always equal to the term of the deposit; the actual number of days to maturity can vary due to settlement rules (e.g., a one-month index can vary from 28 to 33 days). The more common approach is to buy, for example, a three-month deposit, hold it for one month, and then roll it over into the new three-month deposit. The maturity of this index would be three months at the beginning of the month and two months at the end. It is more useful to attribute daily cash returns to particular maturities rather than confuse the measurement of returns by varying the maturity.

GENERAL TERMS OF NOTES

Note Calculation Agent

     J.P. Morgan Securities Inc., one of our affiliates, will act as the note calculation agent. The note calculation agent will determine, among other things, the Initial Index Level, the Ending Index Level, the Index Return, the amount we will pay you at maturity, the Index closing level on each Initial Averaging Date, if applicable, and the Index closing level on each Index Valuation Date, including, if applicable, whether a Knock-Out Event has occurred (for notes with a Knock-Out Level), whether the Ending Index Level is equal to or greater than the Initial Index Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. In addition, the note calculation agent will determine whether there has been a market disruption event or a discontinuation of the Index, the Option Value of your notes on the commodity hedging disruption date in the event of a commodity hedging disruption event, whether there has been a material change in the method of calculation of the Index and, if the notes bear interest, whether a day is an Interest Payment Date. All determinations made by the note calculation agent will be at the sole discretion of the note calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different note calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The note calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Interest Payment Date, if applicable, on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date and each Interest Payment Date, if applicable.

     All calculations with respect to the Initial Index Level, the Ending Index Level, the Index Return or any Index closing level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the Additional Amount payable at maturity, if any, per $1,000 principal amount note will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the note calculation agent from calculating the Index closing level on any Initial Averaging Date, if applicable, or any Index Valuation Date, and consequently, the Index Return or the Index closing level on any applicable trading day for purposes of determining whether a Knock-Out Event, if applicable, has occurred, or calculating the Additional Amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. In addition, certain events may prevent us or our affiliates from hedging our obligations under the notes including, but not limited to, changes in laws or regulations applicable to the commodity futures contracts underlying the Dow Jones–AIG Commodity Index Total ReturnSM. In the case of such an event we have the right, but not the obligation, to determine the Option Value of your notes on the commodity hedging disruption date and the value of the Additional Amount payable at maturity as described below under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.” We refer to each of these events individually as a “market disruption event.”

     With respect to the Index (or any successor index), a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

(1) any suspension of, or limitation on, trading imposed by the relevant exchange for any Basket Constituent (other than the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index)); or

(2) any other event has occurred that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for any securities or futures contracts, as applicable, that comprise 20% or more of the level of the relevant Basket Constituent (other than the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index));

(3) the closure of any relevant exchange for any Basket Constituent (other than the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index)) prior to its scheduled closing time unless such earlier closing time is announced at least one hour prior to the actual closing time;

(4) the failure of any relevant exchange with respect to any Basket Constituent (other than the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index)) to open;

(5) the closure of a material number of leading commercial banks in The City of New York prior to their scheduled weekday closing time;

(6) the failure of the British Bankers Association (or any other relevant entity) to report the LIBOR rates used to calculate the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index), or

(7) the failure of the index calculation agent to calculate and publish the official closing level of the Index,

in each case as determined by the note calculation agent in its sole discretion and in the case of an event described in clause (1), (2) or (3) above, a determination by the note calculation agent in its sole discretion that the events described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     A limitation on the hours or number of days of trading will not constitute a market disruption event if the limitation results from an announced change in the regular business hours of the relevant exchange or market.

     In addition, “market disruption event” means, which in each case is also a “commodity hedging disruption event,” that:

(a) due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the note calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the notes (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the note calculation agent to determine which of the hedge positions are counted towards such limit); or

(b) for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the note calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

     Please see the risk factor entitled “The commodity futures contracts underlying the Dow Jones–AIG Commodity Index Total ReturnSM are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes, may have an adverse effect on the level of the Index and/or could lead to the early determination of the Additional Amount for your notes, any of which would impact the value of your payment at maturity” for more information.

     “Relevant exchange” means, with respect to each Basket Constituent (other than the JPMorgan Cash Index USD 3 Month (or any successor cash index included in the Index)), the primary organized exchange or market of trading for any security (or any combination thereof) or futures contract (or any combination thereof) included in such Basket Constituent.

Consequences of a Commodity Hedging Disruption Event

     If a commodity hedging disruption event occurs, we will have the right, but not the obligation, to adjust your payment at maturity based on determinations made by the note calculation agent described below. If we choose to exercise this right, in making such adjustment, on the date on which the note calculation agent determines that a commodity hedging disruption event has occurred (such date, a “commodity hedging disruption date”), the note calculation agent will determine, in good faith and in a commercially reasonable manner, the forward price of the embedded option representing the Additional Amount payable on the notes at maturity (the “Option Value”). The commodity hedging disruption event may occur prior to the Observation Date or the final Ending Averaging Date, as applicable. We will provide, or cause the note calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office. We (or the note calculation agent) will deliver this notice as promptly as possible and in no event later than the fifth (5th) business day immediately following the commodity hedging disruption date. Additionally, we will specify in such notice the Option Value as determined on the commodity hedging disruption date.

     If a commodity hedging disruption event occurs and we decide to exercise our right to adjust your payment at maturity and, in doing so, cause the note calculation agent to determine the Option Value of your notes, such Option Value will be a fixed amount representing the Additional Amount payable at maturity; provided that such Additional Amount will not be less than zero (or, if applicable, the Minimum Return).

     Notwithstanding the foregoing, the amount due and payable per $1,000 principal amount note will not be less than $1,000 for each $1,000 principal amount note (unless the relevant terms supplement specifies a Partial Principal Protection Percentage, in which case the amount due and payable per $1,000 principal amount note will not be less than $1,000 x Partial Principal Protection Percentage) and will be due and payable only at maturity. For each $1,000 principal amount note, we will pay you at maturity, instead of the amounts set forth under “Description of Notes —Payment at Maturity,” an amount equal to:

     (1) an Additional Amount equal to the Option Value; provided that such Additional Amount will not be less than zero (or, if applicable, the Minimum Return); plus

     (2) $1,000, or, if the relevant terms supplement specifies a Partial Principal Protection Percentage, $1,000 x Partial Principal Protection Percentage.

For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to an early determination of the Additional Amount as a result of a commodity hedging disruption event.

Discontinuation of the Efficiente Index; Alteration of Method of Calculation

     If the index calculation agent discontinues calculation or publication of the Index and J.P. Morgan Securities Ltd. or another entity publishes a successor or substitute index that the note calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index closing level on any relevant Initial Averaging Date, if applicable, or Index Valuation Date or any other relevant date on which the Index closing level is to be determined will be determined by reference to the level of such successor index at the time of daily final publication, or close of trading on the relevant exchange or market for such successor index, as applicable, on such day.

     Upon any selection by the note calculation agent of a successor index, the note calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the index calculation agent discontinues publication of the Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, an Index Valuation Date or any other relevant date on which the Index closing level is to be determined, and the note calculation agent determines, in its sole discretion, that no successor index for the Index is available at such time, or the note calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Index Valuation Date or other relevant date, then the note calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the note calculation agent in accordance with the formula for and method of calculating the Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing levels of the Basket Constituents (or, if the closing level for a Basket Constituent is not published, the note calculation agent’s good faith estimate of the closing level) at the close of the principal trading session on such date on the relevant exchange or market of each Basket Constituent most recently composing the Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or its successor index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating the Index or a successor index, or the level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index or such successor index does not, in the opinion of the note calculation agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then the note calculation agent will, at the close of business in New York City on each date on which the Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the note calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the note calculation agent will calculate the Index closing level with reference to the Index or such successor index, as adjusted. Accordingly, if the method of calculating the Index or such successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification, then the note calculation agent will adjust its calculation of the Index or such successor index in order to arrive at a level of the Index or such successor index as if there had been no such modification.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Alternate Additional Amount Calculation in Case of an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be equal to $1,000 (or a portion of $1,000 if there is a Partial Principal Protection Percentage set forth in the relevant terms supplement), plus the Additional Amount, which will be calculated as if the date of acceleration were the final Index Valuation Date, plus, if applicable, any accrued and unpaid interest on the notes. If the notes have more than one Index Valuation Date, then for each Index Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Index Valuation Dates in excess of one) will be the corresponding Index Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the note calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

     For the avoidance of doubt, the determination set forth above is only applicable to the amount due and with respect to an acceleration of the notes as a result of an event of default.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of the U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding notes as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The tax treatment of the notes will depend upon the facts at the time of the relevant offering. Generally, for U.S. federal income tax purposes, we expect that the notes will be treated as indebtedness, and that notes with a term of more than one year will be treated as “contingent payment debt instruments.” We expect to seek an opinion from Davis Polk & Wardwell, our special tax counsel, regarding this treatment. The relevant terms supplement will describe Davis Polk & Wardwell’s level of comfort on this issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering and any additional considerations that may be relevant to the particular offering. The following discussion describes the treatment of the notes assuming that for U.S. federal income tax purposes the notes are indebtedness and, in the case of notes with a term of more than one year, are “contingent payment debt instruments.”

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More than One Year

     If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies. No statutory, judicial or administrative authority directly addresses the treatment of these notes or instruments similar thereto for U.S. federal income tax purposes, and no ruling will be requested from the IRS with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in these notes are uncertain.

     Tax Treatment Prior to Maturity

     Because the term of these notes is not more than one year, they will be treated as short-term debt obligations. Cash-method holders will not be required to recognize income with respect to the notes prior to maturity, other than with respect to amounts received as stated interest, if any, or received pursuant to a sale or exchange, as described below. Although accrual-method holders and certain other holders are generally required to accrue interest on short-term notes on a straight-line basis, because the amount of interest that will be received with respect to the notes is uncertain, it is not clear how these accruals should be determined. If the amount of interest that will be received has become fixed (or the likelihood of interest not being a fixed amount has become “remote”) prior to maturity, it is likely that the amount of interest to be accrued will be determined based on the fixed amount. You should consult your tax adviser regarding the determination of the amount of any interest accruals on the notes.

     Sale, Exchange or Redemption of a Note

     Upon a sale or exchange of a short-term note (including redemption at maturity), you should recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the note. Your adjusted basis in the note should equal the sum of the amount you paid to acquire the note and interest that you have previously included in income but not received, if any.

     The amount of any resulting loss will be treated as a capital loss, which may be subject to special reporting requirements if the loss exceeds certain thresholds. Gain resulting from redemption at maturity should be treated as ordinary interest income. It is not clear, however, whether or to what extent gain from a sale or exchange prior to maturity should be treated as capital gain or ordinary interest income. If the amount of interest to be received at maturity has become fixed (or the likelihood of this amount not being a fixed amount has become “remote”) prior to a sale or exchange, it is likely that the portion of gain on the sale or exchange that should be treated as accrued interest (and, therefore, taxed as ordinary income) will be determined based on the fixed amount. You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange of a short-term note (including redemption at maturity).

     Interest on Indebtedness Incurred to Purchase a Note

     To the extent you have not previously included interest income with respect to a short-term note, you may be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the note until maturity or until you dispose of the note in a taxable transaction. You should consult your tax adviser regarding the possibility of this deferral.

Notes with a Term of More than One Year

     If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is more than one year, we expect that the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, and the following discussion so assumes. Under this treatment, the notes will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

     We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

     Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for these notes, which we will file with the SEC.

     Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes.

     For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of your notes, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on your notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the notes (as described below).

     In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

  will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and

  to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

     A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale or exchange of the note (including redemption at maturity).

     Upon a sale or exchange of a note (including redemption at maturity), you generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or redemption and your adjusted tax basis in the note. Your adjusted tax basis in the note will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the note. You generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

     If a commodity hedging disruption event occurs or in the case of notes with a Knock-Out feature, if a Knock-Out Event occurs during the term of the notes, your payment at maturity will become fixed, and special rules may apply. Under these rules, you would be required to account for the difference between the originally projected payment at maturity and the fixed payment at maturity in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your adjusted basis in your notes. The character of any gain or loss on a sale or exchange of your notes would also be affected. You should consult your tax adviser concerning the application of these special rules.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a nonresident alien fiduciary of a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including redemption at maturity).

     Income and gain from a note will be exempt from U.S. federal income tax (including withholding tax) provided, generally, that you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements, and that these amounts are not effectively connected with your conduct of a U.S. trade or business.

     If you are engaged in a U.S. trade or business and if the income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you generally will be subject to regular U.S. income tax on this income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

     If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

     Interest (including OID) accrued or paid on your notes and the proceeds received from a sale or exchange of your notes (including redemption at maturity) will be subject to information reporting if you are not an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc., as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), JPMSI has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

     We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 158-A-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 158-A-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 158-A-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 158-A-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 158-A-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” – the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 158-A-I and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.	Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.	Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.	Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.	Self-certified small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.	Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.	Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.	Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.	Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.	Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. 158-A-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 158-A-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 158-A-I and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we may be a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.